SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Ruby Tuesday, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 28, 2015

Dear Shareholders:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Ruby Tuesday, Inc. on Wednesday, October 7, 2015, at 11:00 a.m., Eastern Daylight Time, at our Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee 37801. The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the specific business to be acted upon. At this year’s meeting, you will have the opportunity to vote on the election of three Class II directors; to approve, on an advisory basis, our executive compensation; to ratify the selection of our independent registered public accounting firm, KPMG LLP; to approve an amendment and restatement to the Ruby Tuesday, Inc. Stock Incentive Plan; and to approve the 2015 Ruby Tuesday, Inc. Executive Incentive Compensation Plan.

We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please promptly vote and submit your proxy by telephone, over the Internet or, if you receive paper copies of the proxy materials, by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote your own shares.

Sincerely,

RUBY TUESDAY, INC.

James J. (J.J.) Buettgen
Chairman of the Board, President and Chief Executive Officer

150 West Church Avenue ● Maryville, Tennessee 37801 ● (865) 379-5700 ● Facsimile (865) 379-6826

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF RUBY TUESDAY, INC.

Date:	Wednesday, October 7, 2015

Time:	11:00 a.m. Eastern Daylight Time

Place:	Ruby Tuesday, Inc. Restaurant Support Center
150 West Church Avenue
Maryville, Tennessee 37801

Record Date:	August 17, 2015

Voting Matters:

1.	To elect three Class II directors for a term of three years to the Board of Directors;
2.	To approve an advisory resolution on executive compensation;
3.	To ratify the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016;
4.	To approve an amendment and restatement to the Ruby Tuesday, Inc. Stock Incentive Plan;
5.	To approve the 2015 Ruby Tuesday, Inc. Executive Incentive Compensation Plan; and
6.	To transact any other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Only shareholders of record at the close of business on August 17, 2015 are entitled to notice of, and to vote at, the Annual Meeting.

The mailing address of the Company’s principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801, and the telephone number is (865) 379-5700.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we ask that you please promptly vote and submit your proxy either by telephone or over the Internet. If you received a paper copy of proxy materials by mail, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the Annual Meeting, you may revoke your proxy and vote your own shares.

Notice of Annual Meeting

By Order of the Board of Directors,

Rhonda Parish
Chief Legal Officer and Secretary

August 28, 2015
Maryville, Tennessee

Important Notice Regarding the Internet Availability of Proxy Materials
for the Annual Meeting to be Held on October 7, 2015:

The Company’s Proxy Statement for the Annual Meeting of Shareholders, the proxy card, and Annual Report for fiscal year 2015 are available on the following website: https://materials.proxyvote.com/781182

RUBY TUESDAY, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

RUBY TUESDAY, INC.
PROXY STATEMENT 2015 FOR ANNUAL MEETING OF SHAREHOLDERS

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

	For More Information	Board Recommendation
Proposal One: Election of Directors	Page 8	✓	For Each Nominee
Proposal Two: Advisory resolution on executive compensation	Page 63	✓	For
Proposal Three: Ratification of independent registered public accounting firm	Page 67	✓	For
Proposal Four: Approval of amended and restated Ruby Tuesday, Inc. Stock Incentive Plan	Page 69	✓	For
Proposal Five: Approval of Ruby Tuesday, Inc. 2015 Executive Incentive Compensation Plan	Page 80	✓	For

2015 Proxy Statement	1

Director and Director Nominee Information						Committee Memberships
Name	Age	Director Since	Occupation	Independent	Class Term Expiring	AC	EC	G	Other Public Company Boards
Mark W. Addicks	60	2014	Former Senior Vice President, Chief Marketing Officer General Mills Inc.	✓	Class I 2017	✓		✓
James J. Buettgen (C)	55	2012	Chairman, President and Chief Executive Officer Ruby Tuesday, Inc.		Class III 2016
F. Lane Cardwell, Jr. Nominee	63	2012	President Cardwell Hospitality Advisory	✓	Class II 2015	✓	✓
Kevin T. Clayton Nominee	52	2006	President and Chief Executive Officer Clayton Homes, Inc.	✓	Class II 2015		✓	C
Donald E. Hess	66	2014	Chief Executive Officer Southwood Partners	✓	Class I 2017		✓	✓
Bernard Lanigan, Jr.	67	2001	Chairman and Chief Executive Officer Southeast Asset Advisors, Inc.	✓	Class III 2016	C			Rayonier, Inc.
Jeffrey J. O’Neill Nominee	59	2012	President/Chief Executive Officer of the a2 Milk Company-USA	✓	Class II 2015	✓		✓
Stephen I. Sadove (LD)	64	2002	Former Chairman and Chief Executive Officer, Saks Incorporated	✓	Class I 2017		C		Aramark Colgate-Palmolive Co. J.C. Penney Company, Inc.

AC	Audit Committee
EC	Executive Compensation Committee
G	Governance Committee
✓	Member
C	Chair
LD	Lead Director

2	2015 Proxy Statement

GENERAL INFORMATION

The following Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc. (the “Board” or “Board of Directors”), a Georgia corporation (the “Company”), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Wednesday, October 7, 2015, at 11:00 a.m. Eastern Daylight Time, at the Company’s Restaurant Support Center at 150 West Church Avenue, Maryville, Tennessee 37801 and at any adjournment(s) thereof (the “Annual Meeting”). This Proxy Statement and accompanying proxy and/or the Notice of Internet Availability were first mailed to shareholders on or about August 28, 2015.

Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting, either by giving the Secretary of the Company written notice of revocation, by returning a later-dated proxy, or by expressing at the Annual Meeting a desire to vote in person. All shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is returned and no specification is made, the proxy will be voted (i) in favor of the election of the three nominees for Class II directors named in this Proxy Statement; (ii) for the approval, on an advisory basis, of the compensation of the Named Executives (as defined below); (iii) in favor of the ratification of the selection of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm (the “Auditors”) for the fiscal year ending May 31, 2016; (iv) for the approval of the amendment and restatement to the Ruby Tuesday, Inc. Stock Incentive Plan; (v) for the approval of the Ruby Tuesday, Inc. 2015 Executive Incentive Compensation Plan; and (vi) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

If you participate in the Company’s Salary Deferral Plan (the “401(k) Plan”), your proxy card will also serve as a voting instruction card for the 401(k) Plan Trustee. If you do not provide voting instructions with respect to the shares held in the 401(k) Plan to the 401(k) Plan Trustee, those shares will not be voted. If you participate in the 401(k) Plan or maintain accounts in more than one name, you may receive more than one Notice of Internet Availability. To be sure that all shares are counted, you must vote and submit the proxy either by telephone or over the Internet or sign and return every proxy card you receive.

The entire cost of soliciting these proxies will be borne by the Company. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. If necessary, we may use some of our employees to solicit proxies from the shareholders personally or by telephone. We have also engaged Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $10,000, plus reimbursement for out-of-pocket expenses. Please contact Morrow & Co., LLC, our solicitation agent, at the phone number or address listed below with any questions regarding the Annual Meeting.

2015 Proxy Statement	3

Morrow & Co., LLC
470 West Avenue
Stamford, CT 06902
Banks and Brokerage Firms, please call (203) 658-9400
Shareholders, please call (855) 231-8973

August 17, 2015 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders of record holding a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. All shares represented by a valid proxy are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 17, 2015 was 61,959,543, each of which is entitled to one vote at the Annual Meeting.

So long as a quorum is present, the number of votes cast in favor must exceed the votes against in order to (i) elect each of the director nominees named in Proposal One; (ii) approve, on an advisory basis, the compensation of the Named Executives (as defined below); (iii) ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016; and (iv) approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will have no effect on the outcome of the voting on the election of directors, the advisory vote on executive compensation, the ratification of the selection of the independent registered public accounting firm, or any other business that may properly come before the Annual Meeting. With respect to the proposals regarding the approval of the amendment and restatement to the Ruby Tuesday, Inc. Stock Incentive Plan and the approval of the Ruby Tuesday, Inc. 2015 Executive Incentive Compensation Plan, however, the number of votes cast in favor of the particular proposal must constitute a majority of votes cast, including abstentions but not including broker non-votes, on the proposal at issue.

4	2015 Proxy Statement

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is furnishing proxy materials to shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. On or about August 28, 2015, the Company mailed to shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and the Company’s Annual Report. The Notice of Internet Availability also instructs shareholders on how to access the proxy card to vote through the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company’s proxy materials electronically, you will continue to receive these materials via electronic mail unless you elect otherwise.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of August 17, 2015 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company to beneficially own more than 5% of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding Common Stock. Unless otherwise indicated, the address for each person listed is c/o Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

2015 Proxy Statement	5

Name or Group	Number of Shares	Percent of
	Beneficially Owned(1)	Class(2)
Five Percent Shareholders
BlackRock, Inc.(3)	5,659,578	9.1%
Dimensional Fund Advisors LP(4)	5,210,756	8.4%
FMR LLC (5)	4,486,934	7.2%
The Vanguard Group(6)	3,906,700	6.3%
Directors and Named Executive Officers
Mark W. Addicks(7)	15,517	*
James J. Buettgen(8)	1,249,964	2.0%
F. Lane Cardwell, Jr.(9)	62,015	*
Kevin T. Clayton(10)	114,003	*
Donald E. Hess(11)	65,517	*
Bernard Lanigan, Jr.(12)	258,914	*
Jeffrey J. O’Neill(13)	36,073	*
Stephen I. Sadove(14)	148,363	*
Jill M. Golder(15)	126,471	*
Rhonda J. Parish	-	*
All directors and executive officers as a	2,141,249	3.4%
group (12 persons)(16)
Former Directors and Named Executive Officers
Todd A. Burrowes(17)	184,786	*
Scarlett A. May	288	*
Michael O. Moore	-	*
--------------------

(1)	The amounts shown include: (i) shares subject to currently exercisable options and options exercisable within 60 days after August 17, 2015; and (ii) unvested restricted shares that are subject to service criteria. Unless otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.
(2)	“Percent of Class” has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including unvested restricted shares and shares subject to currently exercisable options and options exercisable within 60 days after August 17, 2015), without regard to any disclaimers of beneficial ownership by the person indicated. Except for the five percent shareholders whose holdings are reflective as of the dates shown below, percentage of ownership is based on 62,666,334 shares of Common Stock outstanding as of August 17, 2015 (this amount includes 706,791 options exercisable by Named Executives within 60 days of August 17, 2015).
(3)	The information presented is based solely on the Schedule 13G/A filed with the SEC by BlackRock, Inc. reporting beneficial ownership as of December 31, 2014, and the percentage beneficially owned was determined based on the shares outstanding as of that date. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

6	2015 Proxy Statement

(4)	The information presented is based solely on the Schedule 13G/A filed with the SEC reporting beneficial ownership as of December 31, 2014, and the percentage beneficially owned was determined based on the shares outstanding as of that date. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(5)	The information presented is based solely on the Schedule 13G/A filed with the SEC by FMR LLC, Edward C. Johnson, Abigail P. Johnson, and Fidelity Low-Priced Stock Fund reporting beneficial ownership as of February 13, 2015, and the percentage beneficially owned was determined based on the shares outstanding as of the record date. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(6)	The information presented is based solely on the Schedule 13G filed with the SEC reporting beneficial ownership as of December 31, 2014, and the percentage beneficially owned was determined based on the shares outstanding as of that date. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	The total amount for Mr. Addicks includes 15,517 unvested restricted shares.
(8)	The total amount for Mr. Buettgen includes 167,054 unvested restricted shares and options exercisable within 60 days after August 17, 2015 to purchase 558,780 shares.
(9)	The total amount for Mr. Cardwell includes 15,517 unvested restricted shares.
(10)	The total amount for Mr. Clayton includes 15,517 unvested restricted shares.
(11)	The total amount for Ms. Hess includes 15,517 unvested restricted shares.
(12)	The total amount includes 134,000 shares held by a partnership with shared control and in which Mr. Lanigan has shared voting and investment power; 12,830 shares held in a family limited partnership; and 15,517 unvested restricted shares.
(13)	The total amount for Mr. O’Neill includes 15,517 unvested restricted shares.
(14)	The total amount for Mr. Sadove includes 15,517 unvested restricted shares.
(15)	The total amount for Ms. Golder includes 75,290 unvested restricted shares and options exercisable within 60 days after August 17, 2015 to purchase 37,061 shares and 5,000 shares held by Ms. Golder and her spouse as tenants in common.
(16)	The total amount includes 377,068 unvested restricted shares and options exercisable within 60 days after August 17, 2015 to purchase 622,141 shares. Including former directors and executive officers, there were 377,068 unvested restricted shares and options exercisable within 60 days after August 17, 2015 to purchase 706,791 shares.
(17)	Mr. Burrowes’ beneficial ownership total is as of his last day of employment, July 25, 2015. The total amount for Mr. Burrowes includes options exercisable within 60 days after August 17, 2015 to purchase 84,650 shares.

2015 Proxy Statement	7

PROPOSAL ONE: ELECTION OF DIRECTORS

Introduction

After several years of change, fiscal year 2015 was one of relative stability for our Board, and the Board used that stability to improve its processes and assist management in formulating and executing the Company’s brand transformation. The Board also took advantage of the continuity by reorganizing itself to best utilize the talents of its members and best address the Company’s risks and governance needs.

The Board continued to oversee the Company’s brand transformation. Throughout fiscal year 2015, the Board provided a critical perspective on plans and initiatives. It challenged ideas where necessary and encouraged action when appropriate. It also helped management identify and fill talent needs, and has maintained and strengthened its open communication with all levels of management.

With the addition of Messrs. Addicks and Hess late in fiscal year 2014, the Company had an opportunity to reconfigure its committee structure. It adjusted the membership of all standing committees to four members – an increase for the Audit and Compensation committees and a decrease for the Governance Committee – to provide for a mix of perspectives and backgrounds without drowning out any voices, and it deliberately selected each committee’s membership to maximize the skills and experience of each director.

The Audit Committee remains actively engaged in the Company’s financial reporting and risk management. During fiscal year 2015, the Audit Committee helped facilitate a smooth transition for the Company’s new Vice President of Internal Audit. The committee also took a lead role in supervising the Company’s steps to ensure the security of its information technology systems. The committee now receives regular reports on the Company’s key business risking, including “cyber security” efforts, and engages with management on those issues. The Audit Committee has also maintained a strong relationship with the Company’s independent auditor, KPMG, ensuring that there is an open line of communication whenever issues arise.

The Company’s Compensation Committee continued to evaluate the Company’s compensation practices and assist with executive talent acquisition and retention. The committee worked with management to ensure the Company had the tools to attract the right talent to address the Company’s needs, and assisted in successfully recruiting our new Chief Legal Officer. The committee also continued to evaluate the Company’s compensation practices in light of recent shareholder feedback. The compensation packages for fiscal year 2016 address many of our shareholders’ concerns and make significant changes to the compensation packages from fiscal year 2015.

The Board also raised the profile of the Governance Committee in fiscal year 2015: reducing its membership to a select group, increasing the retainer for the chair, and initiating a retainer for committee members. The Board charged the committee with taking a leadership role in executive succession planning, director education, and other

8	2015 Proxy Statement

governance matters. The committee met regularly with the Company’s Chief Executive Officer to formulate the Company’s executive succession plan. It also identified educational opportunities for its members and other directors. And the Governance Committee, in conjunction with the Audit Committee, took an active role in reviewing many of the Company’s governance policies and practices.

In all, the Board took advantage of fiscal year 2015’s membership stability to reinforce its oversight role within the Company and help further the brand transformation.

Election Process

The Company’s Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office. The Articles of Incorporation require that, upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death, or removal from office. The Company’s Articles of Incorporation and its Bylaws provide that the Board shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to vote in the election of directors, voting together as a single class. The size of the Board is currently fixed at eight directors. The terms of office of the Class II directors expire at the Annual Meeting. The Board has nominated F. Lane Cardwell, Jr.; Kevin T. Clayton; and Jeffrey J. O’Neill to serve in Class II of the Board for a term of three years. The Class III directors and the Class I directors have one year and two years, respectively, remaining on their terms of office.

It is intended that persons named in the accompanying form of proxy will vote for the three nominees listed below unless instructed to vote against a particular nominee. Although the Board does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

Director Nominations

The Governance Committee is responsible for identifying individuals qualified to become Board members and recommending director nominees to the Board. In addition, the Company’s Articles of Incorporation provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors so long as written notice of such shareholder’s intent to make such nomination has been given (i) no later than 90 days in advance of the Annual Meeting, or (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, no later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

2015 Proxy Statement	9

Each notice of intent to nominate one or more persons for the election of directors must set forth, in addition to such information as may be required by the Bylaws, (i) the name and address of the shareholder making the nomination and the person or persons being nominated; (ii) a representation that the shareholder is a holder of record of shares of Common Stock entitled to vote at the Annual Meeting and that the shareholder intends to appear either in person or by proxy at the Annual Meeting to nominate the person or persons described in the notice; (iii) a description of any arrangements or understandings between the shareholder, each nominee and any person or persons pursuant to which the shareholder intends to make the nomination; (iv) such other information regarding each nominee as would be required by the proxy rules of the SEC if the nominee were to be nominated by the Board; and (v) the consent of each nominee to serve as a director of the Company.

The Governance Committee has adopted a formal policy and procedure with regard to the consideration of any director candidates recommended by shareholders. Consistent with these procedures, the Governance Committee will consider director candidates recommended by the Company’s shareholders. Recommendations may be sent to the Governance Committee, c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

The Governance Committee identifies potential nominees for director through a variety of business contacts including current directors, community leaders, and shareholders. To the extent necessary, the Governance Committee may retain professional search firms and other advisors to identify potential candidates.

Qualifications for All Directors

In considering potential candidates for election to the Board, the Governance Committee observes the following guidelines, among other considerations: (i) the composition of the Board must include a majority of independent directors; (ii) each director nominee shall be selected without regard to sex, race, religion or national origin; (iii) each director nominee should be an individual of the highest character and integrity and have an inquiring mind, vision, and the ability to work well with others; (iv) each director nominee should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; (v) each director nominee should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; (vi) each director nominee should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director, including, without limitation, consistent attendance at Board of Directors and committee meetings and advance review of Board and committee materials; and (vii) each director nominee should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

If the Governance Committee determines that an additional director is needed and a potential candidate may be qualified to serve on the Board, at least one member of the Governance Committee, as well as the Chairman of

10	2015 Proxy Statement

the Board and Chief Executive Officer will interview such candidate. The Governance Committee then determines whether to recommend to the Board that a candidate be nominated for approval by the shareholders. The Governance Committee evaluates potential candidates recommended by shareholders in the same manner.

With respect to nominating existing directors, the Governance Committee reviews relevant information available to it, including the most recent individual director evaluations for such candidates, the number of meetings attended, his or her level of participation, biographical information, professional qualifications, and overall contributions to the Company.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background, and professional experiences in evaluating candidates for Board membership.

Qualifications, Attributes, Experience, and Skills of the Board as a Whole

The Board has identified the following qualifications, attributes, experiences, and skills that are important to be represented on the Board as a whole, in consideration of the Company’s current and future goals:
●	Management, leadership and strategy;
●	Financial expertise;
●	Marketing and consumer experience; and
●	Risk assessment and capital management.

2015 Proxy Statement	11

DIRECTOR AND DIRECTOR NOMINEE INFORMATION

Information about the directors and director nominees is below including the specific qualifications, attributes, experiences and skills described above.

Director Nominees: Class II – Term Expiring 2018

F. LANE CARDWELL, JR.

Age: 63
Director Since: 2012
Committees: Audit, Executive Compensation
Former Directorships Held Within Last Five
Years: P.F. Chang’s China Bistro, Inc.

Mr. Cardwell is the President of Cardwell Hospitality Advisory. He previously served as the President of P.F. Chang’s China Bistro (“P.F. Chang’s”) from March 2011 until the company was taken private in mid-2012. Prior to this he was the President and Chief Executive Officer of Boston Market from June 2009 to October 2010. He was the President of Cardwell Hospitality Advisory from June 1999 to June 2009, serving on several public and private boards during that time. He was on the board of P.F. Chang’s (NASDAQ: PFCB) from 1999 to 2009, and then again from 2010 to 2012. He served on the board of Famous Dave’s of America (NASDAQ: DAVE) from 2003 to 2009, and was interim President and CEO from December 2007 until April 2008. He previously served as President and Chief Executive Officer of Eatzi’s Market and Bakery from 1996 to 1999. Prior to joining Eatzi’s, Mr. Cardwell was Executive Vice President and Chief Administrative Officer and a member of the board of directors of Brinker International (NYSE: EAT). Mr. Cardwell also serves on the board of directors of a private family dining company.

Skills and Qualifications:
●

Management, leadership and strategy – 35 years of executive leadership experience in the restaurant industry with 43 restaurant brands, with significant experience as president, CEO or board member for several leading companies.

●	Financial expertise – Extensive financial experience including service on the audit committees of public and private companies; MBA – Finance.
●	Marketing and consumer experience – Possesses extensive experience in restaurant marketing, competitive positioning and new concept development.
●

Risk assessment and capital management – Experience leading publicly-traded and privately-held restaurant companies; broad corporate governance experience from service on the board and board committees of other public and private companies.

12	2015 Proxy Statement

KEVIN T. CLAYTON
Age: 52 Director Since: 2006 Committees: Executive Compensation, Governance (Chair)	Mr. Clayton has served as President and Chief Executive Officer of Clayton Homes, Inc. (a Berkshire Hathaway Company) since 1999. Prior to serving as President and Chief Executive Officer, Mr. Clayton served as Chief Operating Officer of Clayton Homes, Inc. from 1997 to 1999 and as Vice President of Clayton Homes, Inc. and President of Vanderbilt Mortgage and Finance, Inc. from 1995 until 1997.

Skills and Qualifications:
●	Management, leadership and strategy – Chief executive officer experience through his leadership roles with Clayton Homes, Inc., which was a publicly-traded company prior to Berkshire Hathaway’s acquisition of the company in 1999.
●	Financial expertise – Possesses in-depth knowledge and experience in the areas of finance, lending and credit markets.
●	Marketing and consumer experience – Extensive sales and marketing experience in the housing industry including the retail sales of manufactured and modular homes.
●	Risk assessment and capital management – Provides the Board with additional insight into issues involving capital allocation, shareholder value and business risk.

JEFFREY J. O’NEILL
Age: 59 Director Since: 2012 Committees: Audit, Governance Former Directorships Held Within Last Five Years: Einstein Noah Restaurant Group	Mr. O’Neill currently serves as the President/CEO of the a2 Milk Company-USA, a division of the a2 Milk Company worldwide, headquartered in Sydney, Australia since April 2015. Prior to this, Mr. O’Neill served as President and Chief Executive Officer of The Einstein Noah Restaurant Group (“Einstein Noah”) from December 2008 through March 2014. In May 2005, Mr. O’Neill joined Priszm Income Fund in Toronto, Canada and served as its President and Chief Operating Officer until being named Chief Executive Officer in January 2008. Priszm Income Fund owned and operated 465 quick service and quick casual restaurants (KFC, Taco Bell, and Pizza Hut) across seven Canadian provinces. From 1999 until 2005, Mr. O’Neill served as President of Pepsi-Cola Canada. From March 1999 to January 2003 and from February 2003 through March 2005 he was Vice President of Sales for Quaker Foods USA.

Skills and Qualifications:
●	Management, leadership and strategy – Chief executive officer experience through his leadership roles with Einstein Noah, Priszm Income Fund, Quaker Foods and Pepsi-Cola Canada.

2015 Proxy Statement	13

●	Financial expertise – Responsible for all aspects of profit and loss management including quarterly reporting and responsibilities related to a publicly-traded bagel/bakery chain restaurant company focused in the fast-casual segment.
●	Marketing and consumer experience – Possesses extensive experience in marketing, strategic planning and consumer research.
●	Risk assessment and capital management – Extensive experience in overseeing business risk and designing and implementing strategies to increase shareholder value.

Directors Continuing in Office: Class III – Term Expiring 2016

JAMES J. BUETTGEN (Chairman, President and Chief Executive Officer)
Age: 55 Director Since: 2012	Mr. Buettgen joined the Company in December 2012 as President and Chief Executive Officer and became Chairman of the Board in 2013. Prior to joining the Company, Mr. Buettgen served as Senior Vice President, Chief Marketing Officer of Darden Restaurants, Inc. (“Darden”) from June 2011 to November 2012 and as Senior Vice President, New Business Development of Darden from May 2007 to June 2011. Additionally, Mr. Buettgen served as President of Darden’s former Smokey Bones Barbeque & Grill concept from November 2004 to May 2007. Prior to his tenure at Darden, among other positions, Mr. Buettgen served as Senior Vice President of Marketing and Brand Development for Brinker International, Inc.; Senior Vice President of Marketing and Sales for Disneyland Resorts, a division of the Walt Disney Company; Senior Vice President of Marketing for Hollywood Entertainment Group; and held various marketing positions with General Mills, Inc.

Skills and Qualifications:
●	Management, leadership and strategy – Leadership experience as Chairman, President and Chief Executive Officer of the Company and previous leadership of casual dining concept.
●	Marketing and consumer experience – Extensive experience in marketing, strategic planning and consumer research for major restaurant and entertainment companies.
●	Risk assessment and capital management – Experience as Chairman, President, and Chief Executive Officer in overseeing business risk and designing and implementing strategies to increase shareholder value.

14	2015 Proxy Statement

BERNARD LANIGAN, JR.
Age: 67 Director Since: 2001 Committees: Audit (Chair) Public Directorships: Rayonier, Inc. Former Directorships Held Within Last Five Years: Texas Industries, Inc.	Mr. Lanigan founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., a registered investment advisor and wealth management company, since 1991. Also, Mr. Lanigan founded and has served as Chairman of Lanigan & Associates, P.C., Certified Public Accountants and Consultants, since 1974. Mr. Lanigan previously served on the board of directors of Texas Industries, Inc., and currently serves on the board of directors of Lykes Brothers, Inc., a private corporation, as well as non-public companies and endowments and private foundations.

Skills and Qualifications:
●	Management, leadership and strategy – More than 40 years of leadership experience through founding, establishment, and management of companies that provide investment and advisor services, accounting, tax, financial and strategy consulting services. Served on numerous boards and currently serves on another public company board.
●	Financial expertise – Certified public accountant for 40 years and has over 35 years of experience in tax, accounting, investment advising, valuations, and mergers and acquisitions as both advisor and principal.
●	Marketing and consumer experience – Thorough understanding of the casual dining industry and our customer base, as well as investing in industry companies for many years.
●	Risk assessment and capital management – Extensive knowledge of and experience in accounting, tax, financial markets, lending, financing instruments, capital allocation and investing.

Directors Continuing in Office: Class I – Term Expiring 2017

STEPHEN I. SADOVE (Lead Independent Director)

Age: 64
Director Since: 2002
Committees: Executive
Compensation (Chair)
Public Directorships: Aramark, Colgate-
Palmolive Co., J.C. Penney Company, Inc.
Former Directorships Held Within Last
Five Years: Saks Inc.

Mr. Sadove currently serves as a principal of Steve Sadove & Associates and as Chair of the Board of Trustees of Hamilton College. He also sits on the Board of the National Retail Federation and was its prior Chairman. Mr. Sadove previously served as Chief Executive Officer of Saks Incorporated from 2006-2013, acting as Chairman of the Saks Incorporated Board from May 2007-2013. Before becoming Chief Executive Officer, Mr. Sadove served Saks Incorporated as Vice Chairman from January 2002 to March 2004 and served as Vice Chairman and Chief Operating Officer from March 2004 to January 2006. Prior to his position with Saks Incorporated, Mr. Sadove served as Senior Vice President of Brisol-Myers Squibb Company (“Bristol-Myers”) and President of

2015 Proxy Statement	15

Bristol-Myers Worldwide Beauty Care and Nutritionals from 1996 to January 2002. Mr. Sadove holds a bachelors degree from Hamilton College and an MBA with Distinction from Harvard Business School.
Skills and Qualifications:
●	Management, leadership and strategy – Leadership roles with several well-known consumer products and retail companies for over 25 years.
●	Financial expertise – Executed financial plan of publicly traded company and has overseen and managed operating budgets for various companies throughout his career.
●	Marketing and consumer experience – Extensive understanding of consumer products and consumer behavior. Also possesses over 25 years of marketing experience.
●	Risk assessment and capital management – Provides the Board with additional insight into issues involving capital allocation, shareholder value and business risk.

MARK W. ADDICKS
Age: 60 Director Since: 2014 Committees: Audit, Governance, Special Demand Review Committee

Mr. Addicks formerly served as Senior Vice President, Chief Marketing Officer for General Mills Inc., where he was responsible for global brand-building strategy, including advertising, promotions, public relations, design, packaging, online, licensing and multicultural initiatives. He also oversaw the company’s well-known Box Tops for Education program and the Pillsbury Bake-Off Contest. Mr. Addicks joined General Mills in 1988 and held marketing positions in various divisions. He led highly successful new product development efforts and received numerous industry awards for his innovation and marketing expertise. Before joining General Mills, he led marketing communication programs for Anderson, Clayton & Company, a diversified foods company based in Houston. During the same period, he started and managed three entrepreneurial businesses in Houston. He holds a bachelor’s degree from the University of Texas and an MBA from Harvard University. In addition, he has been invited as a guest lecturer at some of the nation’s leading business programs, including Harvard, Tuck and the University of Chicago.

Skills and Qualifications:
●	Management, leadership and strategy – Experience as a member of executive management team at an international packaged goods producer.
●	Marketing and consumer experience – Extensive marketing experience as chief marketing officer for General Mills.

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DONALD E. HESS
Age: 66 Director Since: 2014 Committees: Executive Compensation, Governance, Special Demand Review Committee Former Directorships Held Within Last Five Years: Saks Inc.

Mr. Hess, who is currently the Chief Executive Officer of Southwood Partners, a private investment company, has extensive experience in the retail industry. He was President and Chief Executive Officer of Parisian, Inc. as well as a member of the board of directors of Proffitt’s Inc. and the Lead Director at Saks Inc. As President and Chief Executive Officer of Parisian, a department store chain with stores primarily in the southeast, Mr. Hess was instrumental in establishing and executing an expansion strategy leading to significant growth for the company. In addition to his executive leadership and strategic vision, Mr. Hess also oversaw the merchandising and marketing function for the company. Mr. Hess is also engaged in local and national educational and philanthropic organizations. Mr. Hess holds a bachelor’s degree from Dartmouth College.

Skills and Qualifications:
●	Management, leadership and strategy – Held several positions of increasing responsibility with a specialty department store chain over 30 years, including President and Chief Executive Officer.
●	Marketing and consumer experience – Oversaw the marketing function and has created and overseen numerous successful marketing campaigns for a specialty department store chain.

Shareholder Approval

To elect each of the director nominees named in the Proposal, the number of votes cast in favor of election must constitute a majority of votes cast, not including abstentions or broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS NAMED ABOVE.

Directors’ Independence

As required by NYSE corporate governance standards, at all times a majority of the members of the Company’s Board are “independent” within the meaning of NYSE rules. To assist it in making the annual affirmative determination of each director’s independence, the Board has adopted Categorical Standards of Director Independence (“Categorical Standards”) which are posted on our website at http://rubytuesday.com/investors/governance. A director will be considered “independent” only if he or she meets the requirements of the Categorical Standards and the criteria for independence set forth from time to time by the NYSE corporate governance standards.

2015 Proxy Statement	17

The Board has affirmatively determined that all of the Company’s directors, with the exception of Mr. Buettgen, are “independent” under the Categorical Standards and the NYSE corporate governance standards. Mr. Buettgen is disqualified from being “independent” because he is also an executive officer of the Company. Each member of the Board’s Audit, Executive Compensation, and Governance Committees is “independent” as required by the respective charters of each Committee and the NYSE corporate governance standards.

The Board’s Role in Risk Oversight

The Board is responsible for oversight of the various risks facing the Company. Risks are considered in virtually every business decision and as part of our culture and business strategy. The Board recognizes that appropriate risk-taking is essential for the Company to remain competitive and achieve its long-term goals.

The Board has implemented the following risk oversight framework:
○	know the major risks inherent in the Company’s business and strategy;
○	evaluate risk management processes;
○	encourage open and regular communication about risks between management and the Board; and
○	cultivate a culture of integrity and risk awareness.

While the Board oversees risk, Company management is responsible for managing risk. We have strong internal processes to identify, manage and mitigate risk and communicate appropriately with the Board. These processes include quarterly risk assessment updates to the directors, regular management disclosure committee meetings, our Code of Business Conduct and Ethics (which was revised in fiscal year 2015 to consolidate it with the Company’s Code of Ethical Conduct for Financial Professionals), thorough quality assurance standards and systems, and a comprehensive internal and external audit process. Management communicates routinely with the Board, Board Committees, and individual directors on the significant risks identified and how they are being managed, and directors are free to communicate directly with Internal Audit and senior management.

The Board implements its risk oversight function both as a whole and through Committees. Board committees meet regularly and report back to the full Board. The particular role each Committee plays in carrying out the risk oversight function is as follows:
○	The Audit Committee oversees the manner in which management assesses, monitors, and manages risks related to the Company’s financial statements, the financial reporting process, accounting, legal and tax matters, and information technology. The Audit Committee oversees the internal audit function and the Company’s ethics programs, including the Code of Business Conduct and Ethics, and the Company’s Whistleblower Policy. The Audit Committee receives and evaluates a quarterly analysis from senior management on potential risks to the enterprise, including information technology risks; an assessment of the potential severity of such risks; and actions identified to manage or mitigate such risk. The Audit Committee

18	2015 Proxy Statement

members meet separately with the Company’s Chief Financial Officer; Vice President, Internal Audit; and representatives of the Company’s independent accounting firm.
○	The Executive Compensation Committee (the “Compensation Committee”) reviews the compensation arrangements for the Company’s executive officers, including the Chief Executive Officer; evaluates the risks and rewards associated with the Company’s compensation philosophy and programs; and reviews the Board’s compensation. The Compensation Committee receives advice from independent compensation consultants.
○	The Governance Committee oversees and evaluates Company policies pertaining to ethics compliance and governance risks, and monitors evolving legislation and trends in these areas. It also oversees the annual effectiveness evaluations of the Board and its committees.

Board Leadership Structure

Our current Board leadership structure is comprised of a Chairman, our Chief Executive Officer, and seven independent directors. Mr. Buettgen, our Chief Executive Officer, serves as Chairman. Mr. Sadove serves as the Board’s Lead Independent Director (“Lead Director”).

As Chairman, Mr. Buettgen presides over Board meetings, presides over annual meetings of shareholders, consults and advises the Board and its committees on the business and affairs of the Company, and performs other responsibilities as may be assigned by the Board from time to time. As Chief Executive Officer, Mr. Buettgen is in charge of both overseeing the Company’s day-to-day operations and establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board and its committees.

The Lead Director presides at all meetings of the Board at which the Chairman is not present. The Lead Director may call, and lead, non-management director and independent director sessions; serves as a liaison and facilitates communication between the Chairman and the independent directors; and advises the Chairman on the Board’s informational needs, Board meeting agendas, and the schedule of Board meetings.

The Board believes that at this point in time this leadership structure – combined Chairman and Chief Executive Officer positions, balanced by active and strong non-employee directors with substantial industry and diverse business experience and focused committees led by independent directors – best positions the Company to continue its brand transformation and ultimately deliver shareholder value.

2015 Proxy Statement	19

Committees of the Board of Directors

The Board is responsible for the overall affairs of the Company. To assist the Board in carrying out this responsibility, the Board has delegated certain authority to three standing committees as follows:

Audit Committee
Bernard Lanigan, Jr. Chair Mark W. Addicks F. Lane Cardwell, Jr. Jeffrey J. O’Neill

The Audit Committee maintains communications with the Company’s independent registered public accounting firm as to the nature of the Auditors’ services, fees and such other matters as the Auditors believe may require the Board’s attention. The Audit Committee reviews and makes recommendations to the Board regarding the Company’s system of internal control over financial reporting and procedures. The Audit Committee also reviews the Company’s practices with respect to the security of its information technology systems. The responsibilities of the Audit Committee are more fully described in its charter, a copy of which is posted on our website at http://rubytuesday.com/investors/governance. The Audit Committee met once telephonically and four times at regularly scheduled meetings during fiscal year 2015. The Board has determined that each member of the Audit Committee is “independent” as defined under the NYSE corporate governance requirements and the SEC rules. All of the members of the Audit Committee have significant experience in financial matters and are “financially literate” as defined in Section 303A of the NYSE Listed Company Manual as such qualifications are interpreted by the Board in its business judgment. In addition, the Board has determined that at least one member of the Audit Committee, Mr. Lanigan, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Executive Compensation Committee
Stephen I. Sadove, Chair F. Lane Cardwell, Jr. Kevin T. Clayton Donald E. Hess

The Compensation Committee is responsible for setting the Company’s philosophy regarding executive compensation. The responsibilities of the Compensation Committee are more fully described in its charter, a copy of which is posted on our website at http://rubytuesday.com/investors/governance. The processes utilized by the Compensation Committee in fulfilling its responsibilities are more fully discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee has retained a nationally known firm, Pearl Meyer & Partners, LLC (“Pearl Meyer”), as its independent compensation consultant. The Compensation Committee requests that Pearl Meyer provide information related to the Company’s compensation practices and the compensation practices of its Peer Group, as defined in the “Compensation Discussion and Analysis” section of this Proxy Statement. The scope of Pearl Meyer’s engagement and any fees paid for its services are approved by the Compensation Committee. Management works with Pearl Meyer to provide necessary information about the Company in order to complete the compensation surveys requested by the Compensation Committee. Pearl Meyer does not provide any other services to the Company. Further discussion of Pearl Meyer’s role in the Company’s compensation programs is

20	2015 Proxy Statement

contained within the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee evaluated its engagement with Pearl Meyer and has determined, based on its own assessment, that Pearl Meyer is independent as described in Section 303A.05(c)(iv) of the NYSE Listed Company Manual.

The Compensation Committee met once telephonically and four times at regularly scheduled meetings during fiscal year 2015. The Board has determined that each member of the Compensation Committee is independent under the NYSE corporate governance requirements. Each member of the Compensation Committee qualifies as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 and as an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Governance Committee
Kevin T. Clayton, Chair Mark W. Addicks Donald E. Hess Jeffrey J. O’Neill

The Governance Committee (i) identifies individuals qualified to become Board members and recommends director nominees to the Board; (ii) recommends committee membership for each director on the Board; (iii) oversees governance policies and practices and recommends to the Board any changes to the Corporate Governance Guidelines and Code of Business Conduct and Ethics applicable to  the Company; and (iv) leads the Board in its performance review of the Board, each committee of the Board, individual directors, and management. The responsibilities of the Governance Committee are more fully described in its charter, a copy of which is posted on our website at http://rubytuesday.com/investors/governance. The Governance Committee met four times during fiscal year 2015. The Board has determined that each member of the Governance Committee is independent as independence for nominating committee members is defined under the NYSE corporate governance requirements.

Policy with Regard to Directors’ Attendance at the Annual Meeting of Shareholders

The Board has adopted a policy requiring that, absent unusual circumstances, members of the Board are expected to attend each annual meeting of the shareholders of the Company. All members of the fiscal year 2015 Board attended the Annual Meeting of Shareholders in 2014.

Policy by Which a Presiding Director is Chosen to Chair Executive Sessions of Non-Management Directors

Currently, the Lead Director serves as the chair of the executive sessions of the non-management directors. The non-management directors met without management present in executive session at each of its four in-person and five telephonic meetings in fiscal year 2015.

2015 Proxy Statement	21

Procedure for Shareholder Communication with Directors

All interested parties may send communications to the Board, to individual directors, or to the non-management directors as a group by mail c/o Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801. All interested parties may also send communications to the Board as a group by electronic mail in care of the Secretary at boardofdirectors@rubytuesday.com. Communications addressed to the non-management members of the Board are reviewed by the Secretary and directed to the appropriate director or directors for their consideration. The Secretary may not filter out any direct communications from being presented to the non-management members of the Board without instruction from directors. The Secretary maintains a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record includes the names of the addressee (if other than the Board as a group), the disposition by the Secretary, and in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The Secretary will provide a copy of the record upon the request of any member of the Board.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits directors and executive officers from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s stock, including prepaid variable forward contracts, equity swaps, collars, and exchange funds.

In July 2015, the Board adopted a policy prohibiting directors and employees, including executive officers, from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and shareholders of greater than ten percent of outstanding shares (“Reporting Persons”) to file certain reports with respect to beneficial ownership of the Company’s equity securities (“Section 16 Reports”). Based solely on the Company’s review of the Section 16 Reports, including any amendments to them, and, where applicable, any written representation from any Reporting Persons that they were not required to file a Form 5, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 2015 have been complied with on a timely basis, except James J. Buettgen, Jill M. Golder, Todd A. Burrowes, Scarlett A. May, and Franklin E. Southall, Jr., each of whom filed a late Form 4 on August 8, 2014 in connection with incentive compensation awards granted on August 4, 2014.

22	2015 Proxy Statement

Directors’ Fees and Attendance

During fiscal year 2015, the Board met nine times, including five telephonic meetings and four regularly scheduled meetings. Each director attended at least 93% of the aggregate total meetings of the Board and committees of which he was a member that were held during the fiscal year.

In fiscal year 2013, the Compensation Committee evaluated director compensation relative to the Company’s fiscal year 2012 executive compensation Peer Group and approved certain changes to director compensation in order to align director pay with the Company’s compensation philosophy of compensating executives at the 50th percentile of the Peer Group. Directors who are employees of the Company receive no directors’ fees. In fiscal year 2015, the Board eliminated meeting attendance fees because it views meeting attendance as an essential responsibility of its directors. To offset this change, the Board increased the annual retainer. In fiscal year 2015, the Board also reduced the membership of the Governance Committee and enhanced its role with respect to important governance matters. In recognition of these changes, the Board established a retainer for the Governance Committee members and increased the retainer for the committee’s chair. Currently, all non-employee directors receive a quarterly retainer as shown in the below table.

	Quarterly						Quarterly
	Audit	Quarterly	Quarterly	Quarterly	Quarterly	Quarterly	Lead
	Committee	Audit	Compensation	Compensation	Governance	Governance	Director
Quarterly	Members	Committee	Committee	Committee	Committee	Committee	Retainer
Retainer ($)	($)	Chair ($)	Members ($)	Chair ($)	Members ($)	Chair ($)	($)
18,750	2,500	5,000	1,875	5,000	1,250	3,000	6,250

Non-employee directors who undertake special projects for the Company or attend special meetings are entitled to fees ranging from $2,500 to $5,000 per day of service, except that they will not be entitled to fees for special meetings that occur on the same day as a meeting of the Board.

On July 28, 2014, the Board established a special committee in response to a demand letter from a purported shareholder (the “Demand Review Committee”). The Board charged the Demand Review Committee with investigating the letter’s claims related to the allegations made in the complaint filed in the case styled Krystek v. Ruby Tuesday, Inc., et al., No. 3:14-CV-01119, which was filed in the United States District Court for the Middle District of Tennessee. The Board appointed Messrs. Addicks and Hess to serve on the Demand Review Committee. The demand letter was withdrawn on October 6, 2014, and the Demand Review Committee was disbanded on October 8, 2014. For their services, Messrs. Addicks and Hess were each paid a one-time fee of $5,000.

2015 Proxy Statement	23

Non-employee directors may participate in the Ruby Tuesday, Inc. Stock Incentive Plan (the “SIP”), which excludes awards to directors from certain vesting and holding requirements applicable to awards to Company employees. Non-employee director participation in the SIP is designed to provide incentives aligned with the interests of shareholders, to encourage share ownership by eligible directors, and to provide a means of recruiting and retaining qualified director candidates.

Non-employee directors may also participate in the Ruby Tuesday, Inc. Deferred Compensation Plan for Directors (the “DCPD”). The DCPD permits non-employee directors to defer all or a portion (in 25% increments) of their retainers, and any additional meeting and committee fees, to a deferred compensation account. A director’s deferred compensation account is credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during the respective fiscal quarter. Unless a director otherwise timely elects, amounts credited to a director’s deferred compensation account generally will be distributed starting on the earlier of (a) the first day of the calendar month after the director’s 70th birthday or (b) the first January 15 or July 15 following when the director ceases to be a member of the Board.

In fiscal year 2015, the Compensation Committee issued annual equity awards to non-employee directors valued at $90,000. The awards were subject to a one-year vesting schedule, except when the annual meeting of shareholders occurs prior to the one-year anniversary of such awards. In that case, the vesting of such awards shall occur on the date of the next regularly scheduled annual meeting of shareholders. The SIP expressly limits director awards such that the maximum number of shares of stock that may be granted to any non-employee director during any fiscal year may not exceed the number of shares having a fair market value, as determined on the date of the grant, in excess of $300,000.

The Company’s practice under the SIP is that each non-employee director will be granted a restricted stock award, an award of stock options, or a blend of both as of the date of each annual meeting of the shareholders of the Company if the director is elected, re-elected, or otherwise continues to serve on the Board following such annual meeting of the shareholders of the Company.

Any shares subject to restricted stock awards granted pursuant to this annual equity grant will be granted on the date of the annual meeting of shareholders and will be valued at fair market value, defined by the SIP to be the closing price of our Common Stock on the last trading day prior to the grant date as reported by the NYSE. Per the terms of the awards, the shares granted shall vest on the earlier of the day immediately preceding the first anniversary of the grant date for that award or the next regularly scheduled annual meeting of shareholders, provided the director remains a director on such vesting date. The shares may vest earlier in the event of death, disability, the director attaining age 70, certain involuntary departures, or a change in control. Otherwise, any unvested shares shall be forfeited if a director ceases to be a director.

24	2015 Proxy Statement

Under the SIP, any options granted pursuant to this annual equity grant are valued using a commonly accepted option valuation technique and have an exercise price equal to the closing price of our Common Stock as of the trading day before the date of the annual meeting of shareholders.

Director Share Ownership Policy

The Company’s Corporate Governance Guidelines require the Company’s directors to maintain minimum stock ownership levels. The Board amended the Corporate Governance Guidelines in fiscal year 2015 to adjust the threshold required to a fair market value of $225,000 and to provide that, upon attaining the threshold share ownership level, a director will not fall out of compliance simply because of a change in the market price of the stock.

2015 DIRECTOR COMPENSATION

	Fees Earned or	Stock Awards
Name	Paid in Cash ($)	($)(1)	Total ($)
Mark W. Addicks	100,000	89,999	189,999
F. Lane Cardwell, Jr.	96,250	89,999	186,249
Kevin T. Clayton	96,500	89,999	186,499
Donald E. Hess	98,125	89,999	188,124
Bernard Lanigan, Jr.	98,750	89,999	188,749
Jeffrey J. O’Neill	92,500	89,999	182,499
Stephen I. Sadove	123,750	89,999	213,749
--------------------

(1)	Represents the grant date fair value of the equity awards as determined in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company calculates the grant date fair value of restricted shares as the closing price of Common Stock on the date prior to the grant date. The restricted shares awarded in fiscal year 2015 have a grant date fair value of $5.80 per share. Additionally, the assumptions used in calculating the grant date fair value of these awards are disclosed in Note 10 of the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2015.

Outstanding stock award data as of June 2, 2015 is as follows:

Number of Unvested
Name	Stock Awards
Mark W. Addicks	15,517
F. Lane Cardwell, Jr.	15,517
Kevin T. Clayton	15,517
Donald E. Hess	15,517
Bernard Lanigan, Jr.	15,517
Jeffrey J. O’Neill	15,517
Stephen I. Sadove	15,517

2015 Proxy Statement	25

CORPORATE GOVERNANCE

The Company is committed to the highest standards of integrity and corporate governance. We believe that our corporate governance policies and practices meet or exceed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the NYSE listing standards regarding corporate governance and other applicable corporate governance requirements. In particular:

○	the Board has appointed an active, experienced Lead Director;
○	the Board has adopted Categorical Standards of Director Independence;

–the Board has determined that all of the non-management directors are independent, and that all Board committees are composed of directors who are independent, as independence of directors is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
–the Board has determined that all of the members of the Audit Committee are independent as independence for audit committee members is defined under the NYSE corporate governance requirements and under the Company’s Categorical Standards;
–each member of the Compensation Committee qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934) and as an “outside director” (as defined in Section 162(m) of the Internal Revenue Code), and the Board has determined that all members of the Compensation Committee are independent under the NYSE corporate governance requirements and under the Company’s Categorical Standards; further, the Compensation Committee utilizes the services of a consultant whom the Committee has expressly determined to be independent as independence for compensation committee advisors is defined under the NYSE corporate governance requirements;

○	the Board has established a Governance Committee comprised of independent directors, which adopted its own charter;
○	the Board has adopted Corporate Governance Guidelines;
○	the Board has adopted a Code of Business Conduct and Ethics applicable to all of the Company’s employees, including our executive officers; and
○	the Board has represented that it will not, without prior shareholder approval, issue any series of preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly.

The Company’s Audit Committee Charter, Executive Compensation Committee Charter, Governance Committee Charter, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Categorical Standards for Director Independence, and Whistleblower Policy can be found on our website at http://rubytuesday.com/investors/governance. These materials are also available in print, without charge, upon request directed to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801.

26	2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and the two other executive officers of the Company as of the end of fiscal year 2015, as well as two former executive officers who have separated employment with the Company (collectively, these persons are hereinafter referred to as the “Named Executives”).1 For fiscal year 2015, the Named Executives were:

Name	Title
James J. Buettgen (“J.J. Buettgen”)	President and Chief Executive Officer (“President, CEO”)
Jill M. Golder (“J.M. Golder”)	Executive Vice President, Chief Financial Officer, Treasurer,
and Assistant Secretary (“EVP, CFO”)
Todd A. Burrowes (“T.A. Burrowes”)(1)	President Ruby Tuesday Concept,
Chief Operations Officer (“PRT, Ops”)
Rhonda J. Parish (“R.J. Parish”)	Chief Legal Officer and Secretary (“CLO”)
Scarlett A. May (“S.A. May”)(2)	Former Senior Vice President, Chief Legal Officer
and Secretary (“Former SVP, CLO”)
Michael O. Moore (“M.O. Moore”)(3)	Former Executive Vice President, Chief Financial Officer
(“EVP, CFO”)
--------------------

(1)	Mr. Burrowes departed the Company on July 25, 2015. He served as the President Ruby Tuesday Concept and Chief Operations Officer throughout fiscal year 2015.
(2)	Ms. May separated employment with the Company on December 12, 2014. Had she remained employed with the Company, her compensation would have made her one of the top five most highly compensated executives during fiscal year 2015.
(3)	Mr. Moore retired from the Company on August 4, 2014, after having stepped down as Chief Financial Officer on June 26, 2014. On June 26, 2014, Jill M. Golder was appointed the Company’s Chief Financial Officer.

Executive Summary

Ruby Tuesday, Inc. is committed to creating and sustaining a winning culture, building long-term shareholder value, and an executive compensation policy that links pay for performance and aligns incentive compensation with shareholder interests. Fiscal year 2015 was a transition year in which the Company’s focus began to shift from recruiting the necessary talent and identifying and resolving immediate issues toward a focus on executing the mid- and long-term strategies to successfully transform Ruby Tuesday into a more energetic, fun, and approachable brand. With the addition of Rhonda Parish, a veteran public company chief legal officer and executive; the appointment of David Skena, a seasoned marketing executive; and the promotion of Brett Patterson,
____________________

[1]	At the end of fiscal year 2015, the Company employed four Executive Officers within the meaning of Regulation S-K: Mr. Buettgen, Ms. Golder, Mr. Burrowes, and Ms. Parish. Since the end of fiscal year 2015, Mr. Burrowes has departed the Company, David Skena has been appointed Chief Marketing Officer, and Brett Patterson has been promoted to Ruby Tuesday Concept President. Both Mr. Skena and Mr. Patterson will qualify as Executive Officers in fiscal year 2016.

2015 Proxy Statement	27

a strong operator with a solid record of leadership, the Company is confident in its executive team. The Company will continue to seek out the best talent to fill its needs, but we believe we have a leadership team that remains committed to our core principles and values and possesses a disciplined focus, energy, and enthusiasm for serving our guests, supporting our employees, and improving returns to our shareholders.

Business Performance

While much work still needs to be done, we are pleased with the progress we made on our brand transformation and business model initiatives in fiscal 2015. Our progress was measurable and compelling as indicated by stabilization of the top-line and improved bottom-line results. Same-restaurant sales were nearly flat in fiscal 2015 – down just 0.5%. This was a significant trend improvement from the 5.3% Same-restaurant sales decline in fiscal 2014. Same-restaurant guest counts fell 1.4%, which was also a substantial trend improvement from last year’s decline of 4.8%. Traffic for the year was flat to the Knapp-TrackTM industry benchmark.

With regard to the brand transformation, over the past fiscal year, we have made headway on each of the four pillars that support our strategic direction:

○	We continued to innovate and improve our menu, adding new food and drink options, resulting in increased guest satisfaction ratings on both taste and quality as well as increased average check;
○	We enhanced our guest service by implementing our Memorable Service Training platform, resulting in improved scores in server attentiveness and increased add-on sales;
○	We began work on enhancing the restaurant atmosphere by developing new design elements to be tested in fiscal 2016; and
○	We are becoming more strategic and targeted in our communication and marketing efforts as we diversify our communications model to achieve a broader reach and focusing marketing spend on new product and service launches.

Further, we made substantial progress on our business model initiatives, as evidenced by:

○	A significant improvement in EBITDA despite a sales decline;
○	Improving Restaurant-Level Margins[2] 160 basis points to 16.7% as a result of implementing a new labor management system and introducing new management labor guidelines as well as product negotiations; and
○	Reducing SG&A by $21.8 million, which includes reduced marketing spend of $17.8 million to 4.4% of sales as we implemented a more efficient and effective marketing plan. G&A also declined $4.0 million due to the fiscal 2014 corporate restructuring.

 ____________________

[2]	The specific definition of “Restaurant-Level Margins” used by the Company for its incentive compensation goals is provided in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

28	2015 Proxy Statement

The business model improvements allowed us to strengthen our balance sheet by reducing debt by $13.7 million to $245 million and increasing our cash balances by $24.0 million to $75.3 million. Subsequent to the end of the year, we paid off another $8.3 million of mortgage debt, eliminating one of our mortgage lenders and further simplifying our debt structure.

We are laying a strong foundation for the future of the brand and the Company.

Executive Transitions

Since the start of fiscal year 2015, we had the following transitions among our executive leadership team:

○	Brett Patterson was promoted to Ruby Tuesday Concept President and Todd Burrowes, President, Ruby Tuesday Concept and Chief Operations Officer departed in July 2015.
○	David Skena, our Chief Marketing Officer, joined the Company in July 2015.
○	Rhonda Parish, our Chief Legal Officer and Secretary, joined the Company, succeeding Scarlett May.
○	Jill Golder was promoted to Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary, succeeding Michael Moore, who stepped down as Chief Financial Officer in June 2014 and retired from the Company in August.
○	Jeff Wood, our former Senior Vice President, Chief Development Officer, departed the Company in July 2014.
○	The Company added several vice presidents, providing critical expertise and experience to our marketing, real estate, facilities, and operations teams.

We feel confident that the leadership team is largely in place. The Board and executive team remain committed to evaluating any needed transition prudently but expeditiously in order to acquire the talent and experience necessary for compelling results for shareholders.

Executive Compensation

During the past several years of executive management transitions, the Compensation Committee has continued to position executive compensation close to the 50th percentile of the Company’s Peer Group, as defined in this “Compensation Discussion and Analysis” section of this Proxy Statement, and incent management to achieve goals directly related to bottom-line results as follows:

○	Base salaries were maintained at fiscal year 2014 levels for the Named Executives.
○	Target short-term and long-term incentive opportunities have generally remained constant for Named Executives since fiscal year 2011.
○	The short-term incentive plan design was changed to focus on Adjusted EBITDA and Restaurant-Level Margins.
○	Total long-term incentive compensation awards to our executives declined in fiscal year 2015 compared to fiscal year 2014 and, although there were some variations, individual long-term incentive grant values were

2015 Proxy Statement	29

generally in line with historical levels. In fiscal year 2015, the grant level for our Chief Financial Officer increased from that awarded to our Chief Financial Officer in fiscal year 2014. Ms. Golder also received a one-time equity grant in connection with her promotion to Executive Vice President, Chief Financial Officer. The grant level for Mr. Burrowes decreased substantially compared to fiscal year 2014, which was higher in order to induce him to join the Company at that time.
○	The long-term incentive plan design was simplified to include a stock option award, designed to incentivize long-term stock price appreciation, and a service-based restricted stock award.

Fiscal Year 2015 Performance and Pay Results

The Company’s financial targets were established against Adjusted EBITDA and Restaurant-Level Margin.3 Substantial progress was made in these areas, and results exceeded the incentive compensation targets set for fiscal year 2015 under the Company’s short-term incentive program. Given these results, the Named Executives received short-term incentive compensation at the maximum level.

Consideration of Say-On-Pay Shareholders Vote and Shareholder Feedback

At our Annual Meeting of Shareholders in 2014, 55% of votes were cast, on an advisory basis, in favor of the "say-on-pay" vote on executive compensation. While the majority of our shareholders support our compensation practices, this was nearly identical to the 2013 vote result. Our discussions with shareholders in both years, along with the vote results, have reinforced the Board’s belief in the value of linking executive compensation to Company performance. In our discussions over the past two years, many of our shareholders expressed preferences for three primary changes to the Company’s incentive compensation structure: (1) the use of different performance metrics for our long- and short-term incentive compensation; (2) the use of a multi-year performance period for long-term incentive compensation; and (3) the use of metrics relative to total shareholder return.

The fiscal year 2015 short-term incentive compensation plan targeted Adjusted EBITDA and Restaurant-Level Margins because the Compensation Committee viewed those as critical metrics for the Company’s near-term performance. The Compensation Committee has long viewed EBITDA as a strong indicator of the fundamental financial health of the Company, and the adjustments, as described herein, eliminated the effects of certain extraordinary charges. Thus, a focus on Adjusted EBITDA incented management to drive improvements in the Company’s core operations and gave management sufficient flexibility to make mid- and long-term investments in the Company. As was the case last year, the Company continued to reduce the number of adjustments to the actual results as the executive team and the business have stabilized. In fiscal year 2015, the Compensation Committee also used the short-term incentive compensation program to focus the executive team on improving Restaurant-Level Margins. The Compensation Committee believed that improving those margins would both

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[3]	The specific definition of “Adjusted EBITDA” used by the Company for its incentive compensation goals is provided in the “Annual Cash Incentive Compensation” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

30	2015 Proxy Statement

enhance the Company’s bottom-line results and help it to make the long-term investments needed to drive top-line growth in the future. Indeed, the Adjusted EBITDA and Restaurant-Level Margin improvements in fiscal year 2015 confirmed the Compensation Committee’s belief that those metrics could be used to quickly drive substantial improvements.

The fiscal year 2015 long-term incentive compensation package relied heavily on service-based options. Because their ultimate value depends on stock price performance, the Compensation Committee believes option awards align executive incentives with the interests of our shareholders. Using service-based awards (both restricted stock and stock options) with multi-year vesting periods, and for the restricted stock an additional holding period, for the long-term incentive compensation package was designed to keep management committed to the Company and incent longer-term share price performance.

The Compensation Committee has revised the fiscal year 2016 compensation packages to implement many of the suggestions from our shareholders. As a result, the Compensation Committee has established the following structure for fiscal year 2016 executive incentive compensation:
○

The fiscal year 2016 short-term incentive compensation package is strongly performance-based and continues to target metrics the Compensation Committee believes are critical to the Company in the near-term.

○	The fiscal year 2016 long-term incentive compensation package has been restructured and is now divided into three components:
●

One-third of the package consists of service-based restricted stock units that vest ratably over a three-year period. This provides a stable equity grant for the Company’s executives over that time, both aiding in recruiting and retention and also ensuring the executives are interested in preserving the longer-term value of equity.

●

One-third of the package consists of performance-based restricted stock units. This award cliff vests after fiscal year 2018 and payout is determined based on the Company’s total shareholder return relative to a group of restaurant peers as measured by a 20-day average stock price at the beginning of fiscal year 2016 compared to the 20-day average stock price at the end of fiscal year 2018.

●

One-third of the package consists of a performance-based cash award. This component also cliff vests after fiscal year 2018 and payout is determined based on Company performance from the beginning of fiscal year 2016 to the end of fiscal year 2018 using a metric the Compensation Committee views to be essential to the Company’s longer-term turnaround.

In conjunction with the re-introduction of expressly performance based awards, the Board also adopted a revised clawback policy to help ensure that performance attainment is measured accurately.

The Compensation Committee believes the fiscal year 2016 incentive compensation structure addresses each of the three primary changes that our shareholders have requested. Both the short-term and long-term incentive compensation packages are explicitly performance-based and do not rely on the same metrics. Two-thirds of the

2015 Proxy Statement	31

long-term incentive compensation package is performance-based and is measured over a three-year performance period. And half of the performance-based long-term incentive compensation package is measured by a relative total shareholder return metric.

The revised long-term incentive compensation structure has the added benefit of reducing the rate at which the Company uses equity in the Company’s stock incentive plans. The prior reliance on options, while useful in focusing management on stock price, used a considerable number of shares for each award. By removing options from the Company’s long-term incentive compensation package the Company slowed the pace at which it uses shares. In addition, using cash as a third of the package further reduces the burn rate. The revised long-term incentive compensation program thus furthers the Compensation Committee’s goal of being a good steward of the equity in the Company’s compensation plans.

Responsibility for Setting Executive Compensation Philosophy

Compensation Committee

The Compensation Committee is responsible for setting the Company’s philosophy regarding executive compensation and for approving the Company’s executive compensation programs including eligibility, award opportunity levels, plan designs, performance and/or service requirements, and the associated payouts under these programs. In doing so, the Compensation Committee considers multiple factors, including shareholder feedback, past say-on-pay vote results, expected financial results and the ability to accurately foresee those results at the time executive compensation is determined, as well as the incentives the Compensation Committee and Board deem appropriate for the Company.

Chief Executive Officer

The Chief Executive Officer, with the assistance of an independent compensation consultant, makes recommendations to the Compensation Committee for specific pay levels for each executive officer, other than himself, and for the key features and design elements of the Company’s executive compensation program. These recommendations are based in part on the Chief Executive Officer’s evaluation of each executive officer’s performance, the Company’s performance, shareholder input, relevant competitive market data, and other information and advice provided by our independent compensation consultant and senior management. Mr. Buettgen made such recommendations during the Compensation Committee’s annual review in July 2014.

Senior Management

Various members of senior management participate in and support the executive compensation process. For example, the Company’s Chief Legal Officer and Secretary works directly with the Compensation Committee Chair and Pearl Meyer to coordinate meeting agendas and materials and to provide historical compensation data relevant

32	2015 Proxy Statement

to the topics being discussed as well as provides relevant legal context and advice and assists with the preparation of required SEC disclosures. The Company’s Chief Financial Officer and Vice President, Principal Accounting Officer and Controller provide relevant analysis and information regarding the Company’s historical and pro-forma performance against goals established by the Compensation Committee under various incentive compensation programs. Prior to his departure, the President Ruby Tuesday Concept and Chief Operations Officer also provided information to assist the Compensation Committee in setting fiscal year 2016 incentive compensation. No member of senior management is in a position to recommend his or her own compensation or the compensation of other members of senior management.

Independent Consultant

Pearl Meyer provides relevant data and information regarding market practices and trends and, when appropriate, makes recommendations to the Compensation Committee regarding the Company’s compensation philosophy, strategy, plan designs, policies, and related disclosures. Pearl Meyer reports directly to the Compensation Committee, and the Compensation Committee is not beholden to Pearl Meyer’s recommendations. Further, the Compensation Committee has, based on its assessment, determined that Pearl Meyer is independent as independence is defined for compensation committee advisors under the NYSE corporate governance requirements. The Compensation Committee regularly meets in executive session with Pearl Meyer and without any members of senior management present.

Overall Compensation Philosophy

The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals of the Company’s business strategy through a “pay for performance” compensation structure. Specifically, the Company’s compensation structure seeks to reward executive performance that maximizes financial return to shareholders, prudently invests capital, and achieves certain targets for the Company’s sales and profits. In any given year, the strategies the Compensation Committee uses to achieve the objectives of attracting, retaining, and properly motivating executive talent can vary.

As part of its overall deliberation process for determining all executive compensation, the Compensation Committee compares total compensation, as well as each component of compensation, against the practices of similarly situated companies. Pearl Meyer assists the Compensation Committee in identifying those companies against which it should measure the competitiveness of its compensation packages (the “Peer Group”) and compiles and presents data from the Peer Group. Based on advice from Pearl Meyer, the Peer Group utilized by the Compensation Committee in fiscal year 2015 consisted of the following 15 publicly-traded restaurant and retail companies:

2015 Proxy Statement	33

●	Ann Inc.	●	The Cheesecake Factory Inc.	●	Jos A Bank Clothiers Inc.[4]
●	Bob Evans Farms, Inc.	●	Chipotle Mexican Grill, Inc.	●	Panera Bread Company
●	Brinker International, Inc.	●	Denny's Corp.	●	Pier 1 Imports Inc.
●	Buffalo Wild Wings Inc.	●	DineEquity, Inc.	●	Red Robin Gourmet Burgers
●	CBRL Group, Inc.	●	Fiesta Restaurant Group	●	Texas Roadhouse, Inc.

The companies in the Peer Group were selected based on similar business models, the same or similar industries, and comparable annual revenues and market capitalization, and the talent pool from which the Company could seek to recruit executives.

When reviewing and assessing executive compensation levels relative to the Peer Group, the Compensation Committee uses the following general guidelines, which were modified in fiscal year 2012 to reflect the adoption of a pay positioning strategy that seeks to target compensation opportunities at the 50th percentile:

Desired
Pay Element	Positioning(1)	Actual Positioning
Base Salary	50th Percentile	Up to 75th percentile for unique skills and/or long tenure
Target Short-Term Incentive	50th Percentile	For achieving target performance expectations (budget)
Target Total Cash (Salary + Target STI)	50th Percentile	Actual total cash compensation will vary based on performance
Target Long-Term Cash and Equity Incentives (LTI)	50th Percentile	For achieving target performance and/or median total shareholder returns
Target Total Direct (Total Cash + Target LTI)	50th Percentile	Actual total direct compensation will vary based on performance
--------------------

(1)	Desired positioning (i) serves as a general guideline for managing overall pay decisions relative to market benchmarks, with individual executive pay decisions also based on a variety of other considerations, such as performance, long-term potential, and tenure; and (ii) yields target pay at the 50th percentile and actual pay that will be either below or above the 50th percentile based on the Company’s financial and stock price performance.

These guidelines apply to the target compensation levels for achieving target performance goals and reflect the Company’s desired emphasis on superior pay for superior performance. However, if the Company does not achieve its target performance goals, then actual compensation levels will be below target.

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[4]	In June 2014, Jos. A. Bank Clothiers, Inc. merged with The Men’s Wearhouse, Inc. While the merger was complete prior to our Compensation Committee making fiscal year 2015 compensation decisions, the Committee relied upon a market study created by Pearl Meyer prior to the merger. Thus, Jos. A. Bank was part of the Company’s peer group for benchmarking fiscal year 2015 compensation.

34	2015 Proxy Statement

In addition to the desired positioning of compensation relative to the Peer Group, the Compensation Committee considers a variety of other relevant factors including the executive’s experience, tenure, roles and responsibilities, and the importance of the role relative to the Company’s short-term and long-term success. In considering these factors, the Compensation Committee relies on its overall judgment and does not use a specific formula or weighting of the various factors.

In terms of the mix of compensation elements, the Company seeks to achieve an appropriate balance between fixed and variable compensation and between short-term and long-term incentives, with a goal of having such total compensation being appropriately competitive with respect to our Peer Group. The Named Executives’ target pay mixes for fiscal year 2015 varied:

FISCAL YEAR 2015 APPROXIMATE PAY MIX
Name	Fixed (Base Salary)	Variable (STI and LTI)
J.J. Buettgen	26%	74%
J.M. Golder	38%	62%
T.A. Burrowes	28%	72%
R.J. Parish(1)	-	-
S.A. May	47%	53%
M.O. Moore(2)	-	-
--------------------

(1)	Because she joined the Company in the fourth quarter, Ms. Parish did not receive a long-term incentive grant in fiscal year 2015.
(2)	Mr. Moore announced his retirement from the Company in June 2014, and was not considered by the Compensation Committee in making pay decisions for fiscal year 2015.

These target pay mixes are aligned with the Company’s performance-based pay philosophy. They are similar to the target pay mix of the Peer Group and, as discussed below in the section entitled, “Analysis of Risk Associated with Executive Compensation Plans,” are not believed to encourage “excessive risk taking.”

In addition to the key components, the Company sponsors an executive retirement plan and a deferred compensation plan and provides certain other benefits to executives of the Company.

2015 Proxy Statement	35

Key Components of Compensation

As noted above, the key components of the Company’s fiscal year 2015 executive compensation packages are base salary, annual cash incentives, and long-term cash and equity incentives. These components, along with other elements such as retirement benefits, are discussed more fully below, but can be summarized as follows5:

Element	Description
Base Salary	Designed to provide appropriate predictability for executives and give a fixed, liquid component to the compensation package.
Determined by the Compensation Committee with the assistance of an independent consultant and the CEO. CEO pay determined without CEO input.
For fiscal year 2015, base salaries for the Named Officers remained at fiscal year 2014 levels.
Annual Cash Incentive Compensation	Designed to incent the accomplishment of predetermined, Board-approved financial and operating goals on an annual basis.
Performance goals and payouts are determined by the Compensation Committee with the assistance of an independent consultant. The specific goals chosen highlight critical strategic objectives for the Company.
Fiscal year 2015 performance goals were:
○ Adjusted EBITDA; and
○ Restaurant-Level Margins.
Long Term Incentive Compensation	Designed to reward positive long-term decisions and retain executive talent with service-based equity awards with long-term payout timelines. Stock option awards vest in equal installments over three years. For restricted stock awards, the vesting and holding requirements are:
○ 30-month minimum vesting period for awards without performance criteria; and
○ 6-month holding requirement for all equity awards.
Benefits	Provides medical, dental, and vision insurance coverage, as well as enhanced life insurance, accident and disability protection. The Company also provides relocation assistance for certain newly-hired executives.
Retirement Benefits	Provides eligible executives a nonqualified, unfunded defined benefit plan that generally requires 5 years of continuous service in a qualifying position. Also provides a deferred compensation plan in lieu of its 401(k) plan, which is not available to employees above a certain salary threshold.
Perquisite Allowance	The Company maintains one airplane for business travel that is available to executives for personal use with the CEO’s permission provided that the executive reimburses the Company for the expense in advance.
Termination And Change of Control Benefits	Provided to the CEO pursuant to an employment agreement.
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[5]	The following summary reflects executive compensation for fiscal year 2015; it does not reflect the changes made to the compensation structure for fiscal year 2016.

36	2015 Proxy Statement

Base Salary

A portion of each executive’s compensation is comprised of base salary, because the Compensation Committee believes it is appropriate to provide predictability and a fixed, liquid component in the compensation package. Individual base salaries are based on a number of considerations, including time in the position and individual performance.

Base salaries for executives are set by the Compensation Committee at its meeting typically held in July. Any modifications made at that meeting are implemented retroactively to the first day of the then-current fiscal year. Adjustments to base salaries and salary ranges reflect the Compensation Committee’s assessment of average movement in the competitive market, as well as individual performance. The Compensation Committee is free to set executive base salaries at a level deemed appropriate for the individual executive and his or her position.

The most recent competitive market study prepared by Pearl Meyer concluded that the Named Executives’ base salaries were largely at the 50th percentile. Accordingly, no salary increases were provided for fiscal year 2015. The decision to generally hold base salaries constant was intended to achieve positioning of total direct compensation close to the 50th percentile.

Annual Cash Incentive Compensation

The Company’s annual incentive plan (i.e., its short-term incentive or bonus plan) directly links annual cash incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. It provides cash compensation to the Named Executives to the extent that these goals are met.

Annual cash incentive plans are established by the Compensation Committee for all executives of the Company, including the Chief Executive Officer and the Named Executives, whose incentives were determined pursuant to the Ruby Tuesday, Inc. 2010 Executive Incentive Compensation Plan (the “2010 Executive Incentive Plan”). In determining these plans, the Compensation Committee considers each executive’s respective organizational level and responsibilities, as well as competitive market practices.

Corporate performance goals are established by the Compensation Committee near the beginning of each fiscal year. These goals are closely aligned with our overall business strategy of maximizing financial returns to shareholders, prudently investing capital, and increasing the Company’s sales; and the goals are designed to emphasize those areas in which the Compensation Committee wishes to incent executive performance. In setting the performance goals, the Compensation Committee attempts to provide targets that are ambitious but achievable. The Compensation Committee retains the discretion to adjust performance metrics based on a number of factors, including infrequent and/or nonrecurring events affecting the Company or its financial statements or changes in law or accounting. In making such adjustments, however, the Compensation Committee considers whether the changes would cause any portion of an award to be nondeductible under Section 162(m) of the Internal Revenue

2015 Proxy Statement	37

Code, as described more fully in the “Deductibility of Executive Compensation” section of this Proxy Statement. Under the 2010 Executive Incentive Plan, the Compensation Committee retains the discretion to reduce any award by as much as 25% for any reason.

For fiscal year 2015, the performance metrics for executives and certain eligible employees of the Company’s Restaurant Support Center were: (i) Adjusted EBITDA achievement and (ii) Restaurant-Level Margins.6 The Compensation Committee chose to use Adjusted EBITDA for the reasons outlined in the discussion of fiscal year 2016 incentive compensation. It chose to use Restaurant-Level Margins because, based on the information gathered from the brand and business transformation to that point, the Compensation Committee determined that restaurant-level operations offered a fertile area to gain efficiencies. It therefore concluded that incenting improvements in Restaurant-Level Margins was an important way to spur increased shareholder value.

Bonus Goal Details

Measure and payout by percent of target(1)	Entry	Target	Maximum
	(20%)	(80%)	(160%)
2015 Adjusted EBITDA (in $1,000)	$51,348	$60,644	$73,039
Measure and payout by percent of target(1)	Entry	Target	Maximum
	(5%)	(20%)	(40%)
2015 Restaurant-Level Margin	15.2%	15.6%	16.0%
       (1)      The Incentive payouts increase based upon straight line interpolation between award levels.

The Compensation Committee determined the targets for the performance metrics were realistically attainable but difficult to meet based on analysis of recent Company performance – in particular the Adjusted EBITDA performance in fiscal year 2014 – and the economic environment in general. For Named Executives, annual

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6	The performance goals for fiscal year 2015 defined “Adjusted EBITDA” to mean earnings before interest, taxes, depreciation and amortization ($70.0 million), as adjusted to disregard the impact of (i) charges from accounting rules adopted or which become effective after the end of the Company’s fiscal year 2014 (none); (ii) charges related to the high-level strategic direction of the Company as recorded in accordance with U.S. generally accepted accounting principles, as follows: new executive transition costs, including recruiting and relocation fees; vice president or higher terminations or retirements; costs associated with outsourcing formerly-Support Service positions; divestiture guarantees; termination, including settlement and curtailment charges, of any of the Company’s three defined benefit pension plans; losses from the extinguishment of debt; any Change in Control; and costs relating to Support Center bonus accruals, stock-based compensation and performance-based cash incentives ($12.7 million, of which $7.1 million is attributable to stock-based compensation and $4.7 million is attributable to Support Center bonus accruals); and (iii) events beyond the control of the Company, as follows: terrorist attacks, including those resulting from credit and debit card data breaches; natural disasters; industry-wide food borne illness outbreak or pandemic; and hostile shareholder activism (none). For fiscal year 2015 performance purposes, the Company calculated “Restaurant-Level Margin,” which under the 2010 Executive Incentive Plan is Gross Profit measured at the restaurant level, as restaurant sales and operating revenue less cost of goods sold, payroll and related costs and other restaurant operating costs divided by restaurant sales and operating revenue.

38	2015 Proxy Statement

incentive compensation awards were based on the following, depending on the structure of the individual executive’s incentive award:

	Percentage of Base Salary
Name	Entry	Target	Maximum
J.J. Buettgen, President, CEO	25%	100%	200%
J.M. Golder, EVP,CFO	15%	60%	120%
T.A. Burrowes, PRT, Ops	20%	80%	160%
R.L. Parish, CLO	12.5%	50%	100%
S.A. May, Former SVP, CLO	12.5%	50%	100%
M.O. Moore, Former CFO(1)	-	-	-
--------------------

(1)       Mr. Moore departed the Company prior to the Compensation Committee setting fiscal year 2015 Annual Cash Incentive Compensation.

For fiscal year 2015, Adjusted EBITDA, as calculated under the formula set by the Compensation Committee, was $82.7 million. Restaurant-Level Margin for fiscal year 2015 was 16.7%. Therefore, performance for fiscal year 2015 measured against the performance goals resulted in a Maximum payout to the Named Executives.

Long-Term Incentive Compensation

All long-term incentive awards have been granted under the Company’s shareholder-approved 1996 Stock Incentive Plan (the “1996 SIP”) or the SIP. Both plans permit grants of equity awards and cash incentives to officers and employees. Equity awards are the Company’s primary long-term incentive for executives and are intended both as a reward for positive long-term decisions and as a retention tool for the Company. Historically, the Board has calibrated the mix of stock options, performance- and service-based restricted stock and performance-based cash incentives to best incent executive management to achieve the goals the Board deems most prudent. In fiscal year 2015, the long-term incentive compensation granted to the Named Executives (other than Mr. Moore, who did not receive a long-term incentive grant in fiscal year 2015), consisted of a blend of stock options and service-based restricted stock.

The SIP provides for, among other things:
○	specified performance criteria;
○	prohibitions against re-pricing or buyouts of options and so-called reload option grants;
○	prohibitions against payment of dividends or dividend equivalent rights until the other equity rights to which they relate vest;
○	a six-month holding requirement after the vesting of restricted shares, subject to certain exceptions and a carve out to permit use of some shares to satisfy tax withholding obligations;
○	a minimum 30-month vesting period for restricted stock not subject to a performance condition;
○	a minimum one-year vesting period for performance-based restricted stock;

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○	elimination of the ability to grant cash awards for the purpose of offsetting an award recipient’s tax consequences; and
○	limitations on share recycling.

For long-term incentive awards to Named Executives in fiscal year 2015, approximately 50% of each Named Executive’s grant value was provided in the form of service-based restricted stock and 50% was in the form of service-based stock options. This mix was selected to effectively balance the primary objectives of the long-term incentive program: shareholder alignment, performance linkage, and recruiting/retention. The Compensation Committee reviews the grant mix each year, and reserves the right to alter the grant mix based on the relevant facts and circumstances leading up to each year’s grant. Such facts and circumstances include the varying weight of the objectives identified above as well as variables such as prevailing economic conditions, the overall pay-for-performance relationship, the number of shares available for grant under the shareholder-approved equity plan, the resulting aggregate grant rate for the Company, and the Company’s ability to set reasonable multi-year performance goals. A brief overview of the Company’s fiscal year 2016 long-term incentive compensation program, which differs significantly from the fiscal year 2015 program, is described above.

In setting the annual long-term incentive grant values, the Compensation Committee considers each executive’s total compensation opportunity relative to the market information provided by Pearl Meyer, as well as factors such as the Company’s performance, the individual’s performance, total equity grants to all participants, the impact on share availability under the shareholder-approved equity plan, and the accounting cost.

Although there was some year-over-year variation in individual equity award values, the total value of long-term incentive equity awards granted to executives in fiscal year 2015 was below that awarded in fiscal year 2014, largely due to two factors. First, there were fewer executives with the Company at the time of the fiscal year 2015 grants compared to the prior year. Second, the long-term incentive award value for Mr. Burrowes decreased from his award in fiscal year 2014 because the fiscal year 2014 included a one-time inducement to join the Company. The long-term incentive award values for Mr. Buettgen, $1.5 million, remained constant, and the grant to Ms. Golder was higher than the Chief Financial Officer’s grant in fiscal year 2014. In addition, Ms. Golder received a special one-time equity grant in connection with her promotion to Executive Vice President, Chief Financial Officer. Aside from the variations noted above, the Compensation Committee generally kept individual grant values consistent with the fiscal year 2014 awards as a way to help position total direct compensation closer to the 50th percentile within the Peer Group.

40	2015 Proxy Statement

		Service-Based	Service-Based
	Target Grant	Restricted	Stock Options
Name	Value ($)	Stock (#)	(#)
J.J. Buettgen, President, CEO	1,500,000	126,904	331,858
J.M. Golder, EVP, CFO	375,000	31,726	82,965
T.A. Burrowes, PRT, Ops	750,000	63,452	165,929
R.L Parish, CLO	-	-	-
S.A. May, Former SVP, CLO	200,000	16,920	44,248
M.O. Moore, Former CFO	-	-	-

Stock Options. In fiscal year 2015, the Compensation Committee chose to incent superior performance by senior management with stock option awards. Option awards help align executive interests with those of our shareholders because the value of the options is dependent upon the value of the Company’s stock. Consequently, the Compensation Committee concluded that the use of option awards correlates executive compensation with return to our shareholders. The 2015 stock options have an exercise price equal to the fair market value of the Company’s stock on the day prior to the grant date, vest in one-third increments over three years or earlier under certain events such as death, disability, or retirement, or a change in control; the options expire seven years from the grant date.

Service-Based Restricted Stock. The 2015 service-based restricted stock vests 30 months from the grant date (cliff vesting), or earlier under certain events such as death, disability, termination without Cause (as defined, as applicable, in the 1996 SIP or the SIP), and is further subject to a six-month holding period. The number of shares was determined by taking one-half of the target grant value and dividing by the closing stock price of the Company’s stock on the day before the grant date.

Executive Stock Ownership Guidelines

The Company believes that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders. To reinforce this philosophy, ownership guidelines for Common Stock have been developed for the Company’s top executives. The guidelines provide that certain executive officers must hold the lesser of (i) a specified number of shares or (ii) any number of shares, so long as their aggregate total value is equal to a specified multiple of the executive’s salary. Those guidelines are as follows:

2015 Proxy Statement	41

	Multiple of Base
Position	Salary	Number of Shares
Chief Executive Officer	3.0	300,000
President Ruby Tuesday Concept, Chief Operations Officer	1.5	50,000
Executive Vice President, Chief Financial Officer	1.0	30,000
Chief Legal Officer	1.0	30,000
Chief Marketing Officer	1.0	30,000
Certain other vice presidents	-	5,000

These objectives may be accomplished through the receipt of awards of restricted shares, the exercise of stock options, other stock incentives, open market purchases by the executive on his or her own behalf or by a spouse or on behalf of children under age 21, or through participation in the Company’s Deferred Compensation Plan (the “Predecessor Plan”). Unexercised stock options do not count toward these guidelines. Once an executive attains the required ownership levels, he or she will not fall out of compliance solely because of a change in the Company’s stock price.

In July 2015, the guidelines were amended such that, until the executive reaches the specified ownership level, he or she must retain at least 50% (on an after-tax basis) of compensation-based equity awarded to the executive by the Company.

Ruby Tuesday, Inc. Severance Pay Plan

The Company terminated the Ruby Tuesday, Inc. Severance Pay Plan during fiscal year 2014 because the Board viewed it as incongruent with current market practice and contrary to the Company’s business transformation strategy. It was not effective at any point during fiscal year 2015.

42	2015 Proxy Statement

Executive Compensation Clawback Policy

The Company has an Executive Compensation Clawback Policy (the “Clawback Policy”) for the purpose of recovering any compensation, whether already paid or calculated to be paid, granted to an executive of the Company as a result of material noncompliance with financial reporting requirements that results in a restatement of the Company’s financial results, to the extent that such compensation is attributable to the erroneous financial data in excess of what would have been paid under the accounting restatement. The recovery period pursuant to the policy is up to three years preceding the date on which the Company is required to prepare the accounting restatement. In July 2015, the Board amended the Clawback Policy to clarify and restrict its ability to waive clawbacks. The Company intends to review the Clawback Policy in connection with the implementation of the SEC’s and NYSE’s rules, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Other Benefits

Executive Supplemental Pension Plan

Eligible Named Executives of the Company can participate in the ESPP. The ESPP is a nonqualified, unfunded, defined-benefit retirement plan for select employees. As a condition of entry into the ESPP, future participants generally must complete five years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP. Benefits payable under the ESPP are reduced by the amount of benefits payable to a participant in the Retirement Plan.

Under his Employment Agreement, Mr. Buettgen is permitted to participate in the ESPP pursuant to the plan’s terms. If Mr. Buettgen remains employed with the Company on the third anniversary of his start date, he will receive credit under the ESPP for his years of service during his most recent tenure with Darden. This credit only applies to the determination of vesting under the ESPP. It does not count for benefit accrual purposes.

Deferred Compensation Plan

The Company does not offer top executives the opportunity to participate in the 401(k) Plan. Instead, the Company maintains the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (the “Deferred Compensation Plan”), under which eligible employees currently may elect to defer up to 50% of their annual base compensation to a maximum generally of $18,000 annually. The Company does not make matching contributions for executives who hold a position of Senior Vice President or above and who participate in the ESPP. Prior to September 2, 2015, the Company made matching contributions to certain plan participants according to a sliding scale based on achievement of a same-restaurant sales performance factor and on years of service. To improve employee retention throughout the Company and to align with market practices, effective September 2, 2015, the Company will make matching contributions to eligible participants based upon contributions rather than Company performance.

2015 Proxy Statement	43

Mr. Buettgen’s Employment Agreement provides that he is eligible to participate in the Deferred Compensation Plan pursuant to the plan’s terms. The Employment Agreement further provides that Mr. Buettgen receive credit for his years of service during his most recent tenure with Darden. This credit applies to the determination of eligibility; vesting; and Company contributions, if any, under the plan.

Long-Term Disability Insurance Program

The Company sponsors a group long-term disability plan for all full-time employees. This plan provides a benefit of 60% of the employee’s income up to a maximum of $10,000 per month. This coverage is paid for by the employee.

Beginning in February 2011, the Company secured additional long-term disability coverage for certain executives who would not receive a benefit of 60% of their income because of the $10,000 maximum benefit. Specifically, the executive coverage provides an initial $5,000 benefit and then the group policy provides up to $10,000 to reach the 60% income replacement goal. The Named Executives have coverage in addition to the group policy to reach the 60% income replacement level. The executive long-term disability coverage is delivered through individual policies for which the Company pays the premiums until the coverage terminates at either retirement or separation from service.

Executive Life Insurance Plan

The Company also maintains an Executive Life Insurance Plan (“ELIP”) which provides participants with a life insurance benefit equal to four times their annual base salary. Under the ELIP, the Company purchases a term life insurance policy in each participant’s name and pays the premium on such policy during the participant’s employment with the Company. At retirement, the participant may choose to assume payment of the premium to continue the coverage.

The Company also provides a group Accidental Death & Dismemberment policy for executives who participate in the ELIP. This policy provides for coverage in the amount of four times base salary up to a maximum of $1 million. The Company pays the premiums on this policy until coverage terminates at either retirement or separation from service.

Perquisites

In fiscal year 2015, the Company maintained one airplane for business travel by the Company’s employees. In addition to business travel, the Board has expressed a preference for the Chief Executive Officer and his family and, upon the approval of the Chief Executive Officer, other executives and their families, to use the Company’s

44	2015 Proxy Statement

airplane for personal travel. The Chief Executive Officer and other executives are required to pay the Company in advance of such travel in an amount equal to the incremental cost to the Company for such flights.

In fiscal year 2015, the Company opened a satellite office in the Orlando, Florida area, which is the primary office for certain executives. Prior to opening that office, Mr. Buettgen lived in the Orlando area and often used the airplane to fly between Orlando and the Company’s Maryville, Tennessee headquarters. Pursuant to Mr. Buettgen’s Employment Agreement, the Company compensated him for any incremental cost associated with the flights, including additional taxes. The Company believed it was in its best interest for Mr. Burrowes and Ms. Golder, who also lived in the Orlando area, to travel on the airplane as well. The Company accounted for the use of the airplane in calculating taxable wages for these and similarly situated employees and provided additional cash compensation to those employees for the additional tax obligations. In conjunction with the opening of the Orlando office, the Company stopped making such payments as of January 1, 2015 and does not anticipate making such payments in the future.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million, unless such compensation is “performance-based.” In order to maximize the Company’s ability to deduct certain performance-based compensation under Section 162(m) of the Internal Revenue Code, the Company has previously obtained shareholder approval for the 2010 Executive Incentive Plan and the performance targets contained in the SIP, and it is seeking renewed shareholder approval this year as discussed in Proposal Five of this proxy statement. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation that is tax deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for the Company’s top executive officers, intends to give strong consideration to the tax deductibility of awards.

Analysis of Risk Associated with Executive Compensation Plans

In setting compensation, the Compensation Committee also considers the risks to shareholders and to achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” the Company believes that its executive compensation plans are appropriately structured and do not encourage executives to take unnecessary and excessive risks.

The following elements of our fiscal year 2015 executive compensation plans and policies were considered when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
○	we set performance goals that we believed were reasonable in light of past performance and market conditions;

2015 Proxy Statement	45

○	we used a blend of restricted stock and stock option awards to discourage excessive risk taking while simultaneously incenting future performance;
○	the service-based restricted stock vesting over 30 months plus the addition of a six-month holding period for our long-term restricted stock awards ensured that our executives’ interests aligned with those of our shareholders for the long-term performance of the Company;
○	the service-based stock option vesting over three years with a seven-year exercise period incented both retention and longer-term stock price appreciation;
○	assuming achievement of at least a minimum level of performance, payouts under our performance-based plans resulted in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach;
○	our executive stock ownership policy required our executives to hold certain levels of stock, not options, and restricted stock, which aligned a portion of their personal wealth to the Company’s long-term performance; and
○	we have a Clawback Policy as described above under the “Executive Compensation Clawback Policy” section above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section of this Proxy Statement be included in this Proxy Statement for filing with the SEC.

This report is submitted by the Compensation Committee, the current members of which are named below.

F. Lane Cardwell, Jr.

Kevin T. Clayton

Donald E. Hess

Stephen I. Sadove (Chair)

46	2015 Proxy Statement

2015 SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by each of the Named Executives during fiscal years 2015, 2014, and 2013.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred	All Other
Name and		Salary		Stock	Option	Compensation	Compensation	Compensation
Principal Position(1)	Year	($) (2)	Bonus ($)	Awards (5)	Awards (5)	($) (6)	Earnings ($) (7)	($) (8)	Total ($)
J.J. Buettgen,	2015	800,000	-	750,003	750,951	1,600,000	-	44,052	3,945,006
President, CEO	2014	800,000	-	375,001	750,816	-	-	113,766	2,039,583
	2013	408,791	1,333,333(3)	4,419,171	2,732,508	-	-	160,848	9,054,651
J.M. Golder,	2015	375,000	-	387,503	187,739	450,000	-	112,406	1,512,648
EVP, CFO	2014	275,000	-	31,252	207,766	-	-	56,173	570,191
	2013	33,846	-	200,000	-	-	-	48,642	282,488
T.A. Burrowes,	2015	425,000	-	375,001	375,476	680,000	-	41,152	1,896,629
PRT, Ops	2014	420,000	340,000(3)	1,481,243	865,613	-	-	110,149	3,217,005
R.J. Parish,	2015	65,000	-	-	-	71,250	-	115,000	251,250
CLO and
Secretary
S.A. May,	2015	176,875	-	99,997	100,127	-	100,431	3,966	481,396
Former SVP, CLO	2014	325,000	25,000(4)	49,997	245,306	-	150,969	3,715	799,987
	2013	325,000	-	66,667	-	-	72,011	3,603	467,281
M.O. Moore,	2015	93,750	-	-	-	-	-	258,171	351,921
Former EVP, CFO	2014	375,000	25,000(4)	87,497	320,388	-	-	5,081	812,966
	2013	375,000	-	116,670	-	-	-	69,210	560,880
--------------------

(1)	Mses. Golder and Parish were not Named Executives in fiscal 2014 and Mses. Golder, Parish and Mr. Burrowes were not Named Executives in fiscal 2013.
(2)	Represents actual base salary payments made to the Named Executives in fiscal 2015, 2014, and 2013. Mses. Parish, May and Mr. Moore were not employees of the Company for all of fiscal year 2015, and their annualized salaries for that year were $325,000, $325,000, and $375,000, respectively. Mr. Burrowes was not an employee of the Company for all of fiscal year 2014, and his annualized salary in that year was $425,000. Mr. Buettgen and Ms. Golder were not employees of the Company for all of fiscal year 2013, and their annualized salaries in that year were $800,000 and $275,000, respectively.
(3)	Represents non-performance based guaranteed cash payments. In fiscal year 2015, no non-performance-based guaranteed cash payments were made to any Named Executive as all cash incentives were performance-based and reflected in the column titled, "Non-Equity Incentive Plan Compensation."
(4)	Represents discretionary bonus given to certain executives in recognition of their past and continuing service to the Company during the leadership transition.
(5)	Represents the grant date fair value of the equity awards as determined in accordance with GAAP. The Company calculates the grant date fair value of stock awards as the closing value of Common Stock on the date prior to the grant date. Messrs. Buettgen and Burrowes and Mses. Golder and May received stock awards in fiscal year 2015 which had a grant date fair value of $5.91. Ms. Golder also received a stock award in fiscal year 2015 with a grant date fair value of $7.31. Messrs. Buettgen, Burrowes, and Moore and Mses. Golder and May received stock awards in fiscal year 2014 which had a grant date fair value of $9.34. In addition, Mr. Burrowes received a stock award in fiscal 2014 with a grant date fair value of $9.16. Mr. Buettgen and Ms. Golder

2015 Proxy Statement	47

received stock awards in fiscal year 2013 which had a grant date fair values of $7.81 and $9.10, respectively. Mr. Moore and Ms. May received stock awards in fiscal year 2013 which had a grant date fair value of $6.66.

The Company calculates the grant date fair value of service-based stock options using a Black-Scholes option pricing model and calculates the grant date fair value of performance-based stock options with a market condition using a Monte Carlo simulation. The assumptions used in calculating the grant date fair value of the stock option awards are described below:

Grant Date	Interest Rate	Volatility (%)	Dividend Yield	Expected Term
	(%)		(%)	(Years)
August 4, 2014	1.3	42.9	0.0	4.0
August 4, 2014	1.5	44.5	0.0	4.5
August 4, 2014	1.7	45.5	0.0	5.0
July 24, 2013	0.5	42.9	0.0	2.4
July 24, 2013	1.0	45.3	0.0	4.0
July 24, 2013	1.2	59.8	0.0	4.5
July 24, 2013	1.4	69.0	0.0	5.0
December 3, 2012	0.3	46.7	0.0	1.5
December 3, 2012	0.5	67.8	0.0	4.0
December 3, 2012	0.6	74.2	0.0	4.5
December 3, 2012	0.7	73.6	0.0	5.0

Additionally, the assumptions used in calculating the grant date fair value of these awards are disclosed in Note 10 of the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2015.
(6)	Amounts represent payouts under the 2010 Executive Incentive Plan. Further discussion of the 2010 Executive Incentive Plan and non-equity incentive awards for the Named Executives can be found in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" section of this Proxy Statement.
(7)	Represents the actuarial increase during fiscal years 2015, 2014, and 2013 in the pension value provided under pension plans only as the Company does not pay above-market or preferential earnings on non-qualified deferred compensation.
(8)	All Other Compensation is as follows:

	Executive			Personal
	Life	Accidental Death	Long-Term	Use of	Post-
	Insurance	&	Disability	Company	Employment	Relocation-
	Payments	Dismemberment	Premiums	Aircraft	Payments	Related
Name	($) (a)	Premiums ($)	($)	($)	($) (b)	Costs ($)	Total ($)
J.J. Buettgen	-	432	4,235	39,385	-	-	44,052
Jill Golder	-	432	3,221	16,227	-	92,526 (c)	112,406
Todd Burrowes	-	432	5,085	35,635	-	-	41,152
Rhonda Parish	-	-	-	-	-	115,000	115,000
Scarlett May	1,253	252	2,461	-	-	-	3,996
Michael Moore	-	72	3,099	-	255,000 (d)	-	258,171
--------------------

(a)	The Company maintains an Executive Life Insurance Plan (“ELIP”) which provides participants with a life insurance benefit equal to four times their projected annual base salary at age 60. Under the ELIP, the Company purchases a term life insurance policy in each participant’s name and pays the premium on such policy during the participant’s employment with the Company. At retirement, the participant may choose to assume payment of the premium to continue the coverage. The Company also provides a group Accidental Death & Dismemberment policy for executives who participate in the ELIP. This

48	2015 Proxy Statement

policy provides for coverage in the amount of four times base salary up to a maximum of $1 million. The Company pays the premiums on this policy until coverage terminates at either retirement or separation from service.
(b)	The Company recognizes that the Internal Revenue Service would likely deem Messrs. Buettgen, Burrowes, and Ms. Golder's use of the Company airplane as personal and therefore subject to federal income tax. Given the Company's determination that Mr. Burrowes and Ms. Golder's travel is primarily for business, it believes it is appropriate for the Company to compensate Mr. Burrowes and Ms. Golder for the tax burden associated with that use. Consequently, $3,085 and $1,389 of these amounts for Mr. Burrowes and Ms. Golder, respectively, is compensation in the form of a tax gross-up equal to the tax liability they individually incurred as a result of his business use of the plane. The remaining $32,550 for Mr. Burrowes and $14,838 for Ms. Golder represents the estimated cost to the Company for their individual uses of the airplane.
(c)	Represents payments made in fiscal year 2015 pursuant to Ms. Golder’s onboarding arrangement from 2013.
(d)	Post-employment payments represent amounts paid pursuant to a separation agreement in connection with Mr. Moore's departure from the Company.

Chief Executive Officer Compensation

In order to secure the employment of Mr. Buettgen, and to protect the Company’s interests in the event of a separation of employment, we have entered into an employment agreement with Mr. Buettgen (the “Employment Agreement”). The material terms of the Employment Agreement beyond those related to Mr. Buettgen’s transition in fiscal year 2013 are as follows:
○	Base Salary. Base salary of $800,000 per year;
○	Annual Cash Incentive Compensation. Eligibility for Annual Cash Incentive Compensation up to a total of 200% of base salary;
○	Annual Equity Awards. Eligibility for equity awards of such type, of such amount, and with such terms and conditions as determined in the sole discretion of the Compensation Committee;[7]
○	High-Performance Award. A High-Performance Award including 250,000 shares of performance-based stock options that vest only in the event the Company’s stock price appreciates to $14 per share (or more) for a period of 20 consecutive trading days within the first three years of Mr. Buettgen’s employment;
○	Employee Benefits. Eligibility to participate in Company-sponsored retirement and health and welfare benefit plans;
○	Termination Without Cause or Resignation for Good Reason. Lump-sum payment of 300% of base salary in the event of Termination Without Cause or Resignation for Good Reason, so long as Mr. Buettgen complies with the terms of his Employment Agreement;
○	Change In Control. In the event of a Change in Control, (i) the service-based restricted stock and the earned portions of the performance-based restricted stock and cash incentives of the Initial Award shall vest; (ii) the service-based restricted stock and service-based stock option portions of the Make-Whole Award shall vest; and (iii) the service-based restricted stock and service-based stock options of the High-Performance Award shall vest; and
○	Leadership Covenants. Mr. Buettgen must:
____________________

[7]	Pursuant to this provision, the Compensation Committee has included Mr. Buettgen in the annual incentive compensation packages awarded to senior management.

2015 Proxy Statement	49

-	refrain from disclosing confidential and trade secret information;
-	refrain from soliciting Company employees for three years following his termination; and
-	refrain from other employment while employed with the Company.[8]

Under the terms of his stock option and restricted stock awards in his Employment Agreement, Mr. Buettgen is prohibited from competing with the Company for a period of 2 years after the awards vest.

Mr. Buettgen is also eligible to participate in the Company’s Executive Supplemental Pension Plan and Deferred Compensation Plan, and is covered by the Company’s executive stock ownership policy and clawback policy, each of which are described further elsewhere in this “Compensation Discussion and Analysis” section of this Proxy Statement.

____________________

[8]	Capitalized terms herein are defined in Mr. Buettgen’s Employment Agreement. The Employment Agreement also provided for reimbursement of relocation expenses, including reimbursement for expenses incurred traveling to and from the Company’s Restaurant Support Center in Maryville, Tennessee.

50	2015 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2015

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the Named Executives during fiscal year 2015. For a complete understanding of the table, please read the narrative disclosures that follow the table.

					All Other	All Other
					Stock	Option			Grant
					Awards:	Awards:	Exercise		Date Fair
					Number	Number of	or Base	Closing	Value of
		Estimated Future Payouts Under			of Shares	Securities	Price of	Price on	Stock and
		Non-Equity Incentive Plan Awards			of Stock	Underlying	Option	Date of	Option
		Threshold	Target	Maximum	or Units	Options	Awards(6)	Grant	Awards(7)
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($)
J. J. Buettgen	08/04/14	200,000	800,000	1,600,000(1)
	08/04/14				126,904(2)				750,003
	08/04/14					311,858(4)	5.91	5.56	750,951
J.M. Golder	06/25/14				27,360(3)				200,002
	08/04/14	56,250	225,000	450,000(1)
	08/04/14				31,726(2)				187,501
	08/04/14					82,965(4)	5.91	5.56	187,739
T.A. Burrowes (8)	08/04/14	85,000	340,000	680,000(1)
	08/04/14				63,452(2)				375,001
	08/04/14					165,929(4)	5.91	5.56	375,476
R.J. Parish	03/16/15	-	35,625	71,250(1)
S.A. May	08/04/14	40,625	162,500	325,000(1)
	08/04/14				16,920(2)(4)				99,997
	08/04/14					44,248(4)(5)	5.91	5.56	100,127
--------------------

(1)	Represents the potential payout range as established under the 2010 Executive Incentive Compensation Plan. The payout range under the 2010 Executive Incentive Compensation Plan is from 25% to 200% of base salary for Mr. Buettgen, 15% to 120% of base salary for Ms. Golder, 20% to 160% of base salary for Mr. Burrowes, and 12.5% to 100% for Mses. Parish and May. For fiscal year 2015, Ms. Parish is guaranteed a minimum payout at the level of target (50% of prorated base salary). The amounts presented in the table above for Ms. Parish are prorated based on her hire date of March 16, 2015 and an annual salary of $325,000. Further discussion of the 2010 Executive Incentive Compensation Plan and non-equity incentive awards for the Named Executives can be found in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" section of this Proxy Statement. The actual fiscal year 2015 payout can be found in the column titled "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" section of this Proxy Statement.
(2)	Amounts represent restricted stock awards which will cliff vest on February 4, 2017.
(3)	Amounts represent restricted stock awards granted in connection with Ms. Golder’s promotion to Chief Financial Officer and vest in three equal installments beginning June 25, 2015.
(4)	Amount represents nonqualified stock options granted with a seven-year term. The awards vest in three annual installments beginning August 4, 2015.
(5)	Ms. May forfeited her restricted stock and stock option awards on December 12, 2014, which was her last day of employment.
(6)	Represents the closing stock price of our Common Stock on August 1, 2015, the last trading day before the grant date.

2015 Proxy Statement	51

(7)	The assumptions used in calculating the grant date fair value of these awards are disclosed in Note 10 to the consolidated financial statements contained within the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2015.
(8)	Mr. Burrowes departed the Company on July 25, 2015, after the end of fiscal year 2015. Upon his departure, Mr. Burrowes forfeited all the unvested equity awards reflected in the table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2015

The following table summarizes information as of June 2, 2015 about the Named Executives’ exercisable stock options, unexercisable stock options, and unvested service-based restricted stock.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market or
							Number of	Payout
							Unearned	Value of
	Number of	Number of				Market	Shares,	Unearned
	Securities	Securities			Number of	Value of	Units or	Shares,
	Underlying	Underlying			Shares or	Shares or	Other	Units or
	Unexercised	Unexercised			Units of	Units of	Rights	Other
	Options	Options	Option	Option	Stock That	Stock That	That Have	Rights That
	Exercisable	Unexercisable	Exercise	Expiration	Have Not	Have Not	Not Vested	Have Not
Name(1)	(#)	(#)	Price ($)	Date	Vested (#)	Vested ($)	(#)	Vested ($)
J.J. Buettgen		250,000(2)	7.81	12/03/19
	166,667	83,333(3)	7.81	12/03/19
	168,626	84,313(3)	7.81	12/03/19
	56,434	112,866(4)	9.34	07/24/20	40,150(6)	247,324
		331,858(5)	5.91	08/04/21	126,904(7)	781,729
J.M. Golder		60,000(2)	9.34	07/24/20	21,978(8)	135,384
	4,703	9,405(4)	9.34	07/24/20	3,346(6)	20,611
		82,965(5)	5.91	08/04/21	31,726(7)	195,432
					27,360(9)	168,538
T.A. Burrowes (11)		125,000(2)	9.34	07/24/20	87,366(10)	537,990
	42,325	84,650(4)	9.34	07/24/20	30,112(6)	185,490
		165,929(5)	5.91	08/04/21	63,452(7)	390,864

52	2015 Proxy Statement

(1)	In accordance with the terms of the respective awards, Ms. May and Mr. Moore did not have any outstanding equity awards at the end of fiscal year 2015, as their awards were forfeited when they left the Company.
(2)	Amounts represent nonqualified stock options that will vest only in the event a share of our Common Stock appreciates to $14 per share (or more) for a period of 20 consecutive trading days on or before December 3, 2015.
(3)	Represents nonqualified stock options, of which the unexercisable portion will vest on December 1, 2015.
(4)	Represents nonqualified stock options, one-third of which became vested on July 24, 2014. Of the unexercisable options, one- half will vest on July 24, 2015 and one-half will vest on July 24, 2016.
(5)	Represents nonqualified stock options which will vest in three equal annual installments following August 4, 2014, the grant date of the award.
(6)	Represents service-based restricted shares which will cliff vest on January 24, 2016. The shares presented are further subject to a six-month holding period.
(7)	Represents service-based restricted shares which will cliff vest on February 4, 2017. The shares presented are further subject to a six-month holding period.
(8)	Represents service-based restricted shares which will cliff vest on October 15, 2015. The shares presented are further subject to a six-month holding period.
(9)	Represents service-based restricted shares which will vest in three equal annual installments following June 25, 2014, the grant date of the award. The shares presented are further subject to a six-month holding period.
(10)	Represents service-based restricted shares, of which one-half will vest on June 21, 2015 and one-half will vest on June 21, 2016. The shares presented are further subject to a six-month holding period.
(11)	Mr. Burrowes departed the Company on July 25, 2015, after the end of fiscal year 2015. Upon his departure, Mr. Burrowes forfeited all his unvested equity awards, which totaled 137,232 shares of restricted stock and 333,250 options.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2015

The following table presents information regarding exercises of options to purchase shares of Common Stock and stock awards that vested during fiscal year 2015 for each of the Named Executives.

	Stock Awards		Stock Awards
Number of
	Number of Shares		Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
Name	Exercise (#)	on Exercise ($)	Vesting (#)	Vesting ($)
J.J. Buettgen	-	-	565,835	3,530,810
J.M. Golder	-	-	-	-
T.A. Burrowes	-	-	43,668	326,637
R.J. Parish	-	-	-	-
S.A. May	-	-	-	-
M.O. Moore	-	-	26,886	158,896

2015 Proxy Statement	53

2015 NONQUALIFIED DEFERRED COMPENSATION

The following table presents information regarding the Predecessor Plan and the Deferred Compensation Plan account for each of the Named Executives.

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings/(Losses)	Withdrawals/	Balance at
	in Last Fiscal	in Last Fiscal	Distributions	Last Fiscal
Name	Year ($)(1)	Year ($)	($)	Year-End ($)
J.J. Buettgen	-	(5)	-	34,481
J.M. Golder	-	-		-
T.A. Burrowes	-	579	-	19,511
R.J. Parish	-	-	-	-
S.A. May	-	3,130	-	58,128
M.O. Moore	3,606	546	(41,668)	-
--------------------

(1)	Represents the base salary deferred by each Named Executive during fiscal year 2015. These deferrals are included in the “Salary” column of the “2015 Summary Compensation Table” section of this Proxy Statement.

Descriptions of the Deferred Compensation Plan and the Predecessor Plan can be found in the “Deferred Compensation Plan” section of the “Compensation Discussion and Analysis” section of this Proxy Statement.

The timing and form of distributions under the Deferred Compensation Plan are determined by the elections of each plan participant. A participant’s election may be different for each annual deferral, and under certain circumstances, a participant may change one or more of his or her annual deferral elections. Under the default rule, deferrals are paid in a lump sum in January immediately following the calendar year in which the participant attains age 55 if a termination of employment occurs prior to that age. Otherwise, benefits under the Deferred Compensation Plan will be paid in the form of a lump sum distribution in the month of January immediately following a termination of employment but no later than the end of January following the year in which the participant attains age 65. As an alternative to the default rule, a participant may elect one of the following payment choices: (i) payment in a lump sum in January of the year of the participant’s choice or, if earlier, in the month of January following the calendar year in which the participant terminates employment, or (ii) payment in annual installments for a period of the participant’s choice not exceeding ten years, commencing in January of the year of the participant’s choice or, if earlier, commencing in the month of January following the calendar year in which the participant terminates employment.

54	2015 Proxy Statement

PENSION BENEFITS FOR FISCAL YEAR 2015

The following table shows the present value of accumulated benefits payable to the Named Executives, including the number of years of service credited to each such Named Executive, under the ESPP.

		Number of	Present
		Years	Value of
		Credited	Accumulated	Payments During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
J.J. Buettgen (1)		-	-	-
J.M. Golder (1)		-	-	-
T.A. Burrowes (1)		-	-	-
R.J. Parish (1)		-	-	-
S.A. May	Ruby Tuesday, Inc. Executive Supplemental Pension Plan	15	779,726
--------------------

(1)	Messrs. Buettgen and Burrowes and Mses. Golder and Parish were not participants in a Company-sponsored defined benefit plan during fiscal year 2015.
(2)	Ms. May has an accumulated benefit under the provisions of the ESPP. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 8 of our Annual Report on Form 10-K for the fiscal year ended June 2, 2015.

Material terms and conditions of the ESPP are described below.

Executive Supplemental Pension Plan

A participant’s accrued benefit in the ESPP equals 2.5% of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service (as defined in the ESPP) but not in excess of 20 years of such service, plus 1% of the participant’s highest five-year average base salary multiplied by the participant’s years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service, less the retirement benefit payable in the form of a single life annuity payable to the participant under the Morrison Retirement Plan and less an offset for Social Security benefits calculated based on a full Social Security earnings assumption and an assumption that his or her wages equaled or exceeded the Social Security taxable wage base.

ESPP Benefit = 2.5% x Average Five-Year Base Salary x Years of Continuous Service
(not in excess of 20) + 1.0% x Average Five-Year Base Salary x Years of Continuous
Service (greater than 20 but not in excess of 30) - Retirement Plan Benefit - Social
Security Benefit

2015 Proxy Statement	55

Base salary includes commissions, but excludes bonuses and other forms of remuneration other than salary. Benefits become vested after the participant has completed ten years of continuous service. Normal retirement age for purposes of the ESPP is age 60, although a participant may retire with an actuarially reduced benefit as early as age 55. Supplemental early retirement provisions allow designated participants to receive unreduced benefits, enhanced benefits, and/or early commencement of benefit payments, depending on age and service criteria specified in the ESPP. A participant’s receipt of unreduced early retirement benefits is conditioned on not competing with the Company for a period of two years following retirement.

On July 11, 2007, the Compensation Committee approved and adopted the restated and amended ESPP which provided for, among other things, a lump-sum payment option. Accordingly, participants retiring after that date may elect to receive payment of their benefit in the following forms, provided the election is made on a timely basis:
○	a lump-sum payment;
○	a life annuity providing for monthly payments for the life of the participant;
○	a life annuity providing for monthly payments for the life of the participant with a guaranteed term certain of ten years (“10-year certain”) or 20 years (“20-year certain”) as specified by the participant;
○	a 100%/50% joint and survivor annuity;
○	a 100%/75% joint and survivor annuity; or
○	a 100%/100% joint and survivor annuity.

56	2015 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes and quantifies certain payments and benefits that would be provided under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change in control or termination of employment of each of the Named Executives, assuming a June 2, 2015 termination date or change-in-control date and, where applicable, using a closing price of $6.16 per share for the Company’s Common Stock on that date.

Due to the number of factors that affect the nature and amount of any payments or benefits provided upon the events discussed below, any actual amounts paid or distributed may be different.

Individual Agreements

James J. Buettgen

Upon his appointment as President and Chief Executive Officer, Mr. Buettgen entered into an Employment Agreement with the Company. The Employment Agreement provides for severance payments in the event of a termination. It specifically contemplates three types of severance payments, depending upon the type of termination at issue, which are outlined below. In any scenario, however, Mr. Buettgen would be entitled to any unpaid reimbursements relating to business expenses incurred by him prior to the termination and any benefits to which he is entitled under Company benefit plans.

In the event of termination due to death or disability,9 Mr. Buettgen would be entitled to: (i) any accrued but unpaid base salary; (ii) any earned but unpaid annual bonus with respect to fiscal years completed prior to the termination; and (iii) any cash or equity awards granted pursuant to the Employment Agreement that have vested or would vest according to their terms based on the termination, provided that any unvested cash or equity awards would be forfeited.

In the event of termination for cause10 or resignation without good reason,11 Mr. Buettgen would be entitled to any accrued but unpaid base salary. Any unvested cash or equity awards would be forfeited.

____________________

9	Under the Employment Agreement, “disability” means that Mr. Buettgen is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death or last for a continuous period of not less than 12 months.
10	The Employment Agreement defines “cause” to mean conduct amounting to: (i) fraud or dishonesty in the performance of Mr. Buettgen’s duties with the Company or its affiliates; (ii) willful misconduct, refusal to follow the reasonable directions of the Board, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (iii) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (iv) repeated and extended absence from work without reasonable excuse; (v) a conviction or plea of guilty or nolo contendere to a felony; or (vi) a material breach or violation of the terms of any agreement to which Mr. Buettgen and the Company (or any affiliate) are party.

2015 Proxy Statement	57

In the event of termination without cause or a resignation for good reason, Mr. Buettgen would be entitled to: (i) a lump sum payment equal to the amount of (A) any accrued but unpaid base salary and (B) any earned but unpaid annual bonus with respect to fiscal years completed prior to the termination; (ii) a lump sum severance payment equal to 300% of Mr. Buettgen’s then-applicable base salary; and (iii) any cash or equity awards granted pursuant to the Employment Agreement that have vested or would vest according to their terms based on the termination, provided that any unvested cash or equity awards would be forfeited. Under the Employment Agreement, payment of the amounts in (ii) and (iii) above are dependent upon Mr. Buettgen (A) executing a general waiver and release of claims against the Company and its affiliates within 45 days of the termination and (B) complying with certain covenants regarding confidentiality, non-solicitation, trade secrets, and outside employment. Any violation of the covenants could subject Mr. Buettgen’s severance payments to clawback under the Employment Agreement.

Michael O. Moore

Upon his appointment as Executive Vice President, Chief Financial Officer and Assistant Secretary, Mr. Moore and the Company entered into a separation agreement (the “Separation Agreement”), which was amended on June 26, 2014 in conjunction with the announcement that he stepped down as Chief Financial Officer on June 25, 2014 and would retire from the Company on August 4, 2014 (collectively, the “Amended Separation Agreement”).

Under the Amended Separation Agreement, upon his retirement or termination due to death, Disability, or involuntary termination by the Company without Cause, the Company agreed to pay Mr. Moore within thirty (30) days following the date of termination of his employment (1) an amount equal to eight (8) months of his base salary in effect on the last day of his employment and (2) a payment for any unused fiscal year 2015 vacation time. In addition, the Company agreed to pay Mr. Moore any fiscal year 2014 discretionary bonus awarded by the Company (there was none for fiscal year 2014) and monthly payments equal to the value of the employer subsidy provided to active employees for the level of health care coverage Mr. Moore elected upon exercise of his health care coverage continuation (COBRA) rights under the Company’s group health plan. The Amended Separation Agreement did not affect Mr. Moore’s rights with respect to previously awarded outstanding equity awards under the 1996 SIP or the SIP. The Amended Separation Agreement also provided for a restriction on Mr. Moore’s ability to solicit employees of the Company as well as a restriction on disparagement by either party.

____________________
11	Under the Employment Agreement, “good reason” means without Mr. Buettgen’s consent: (i) any change in Mr. Buettgen’s principal place of employment to a location more than 50 miles from Maryville, Tennessee; (ii) any material reduction in Mr. Buettgen’s authority, duties or responsibilities, including any change that results in Mr. Buettgen either (A) not acting as the senior-most executive of the Company or (B) directly reporting to anyone other than the Board; (iii) any reduction in Mr. Buettgen’s base salary; (iv) any failure by the Company to pay Mr. Buettgen’s annual bonus or long-term incentives in accordance with the terms of the Employment Agreement; or (v) any other breach of the Employment Agreement that is material and fundamental to the entirety of the Employment Agreement by the Company.

58	2015 Proxy Statement

Deferred Compensation

The Named Executives are eligible to participate in two deferred compensation plans. Deferrals made prior to 2005 were made under the Predecessor Plan and deferrals in 2005 and later were made under the Deferred Compensation Plan. Ms. May participated in both plans, but did not contribute to either plan prior to her departure in calendar year 2014. Messrs. Buettgen and Burrowes participated in the Deferred Compensation Plan during calendar year 2013, but did not contribute to it during calendar year 2014. Mr. Moore participated in the Deferred Compensation Plan in calendar years 2013 and 2014 before his departure. No Named Executive contributed to the either plan in calendar year 2015.

The last column of the “2015 Nonqualified Deferred Compensation” table of this Proxy Statement reports each Named Executive’s aggregate balance in the Predecessor Plan and the Deferred Compensation Plan at June 2, 2015. If the Named Executives had terminated employment on the last day of fiscal year 2015, the Company would have been required to distribute from its general assets to each Named Executive the amount in his or her deferred compensation account. As described below, the timing and form of distribution would have depended upon the participant’s election, the plan rules, and, in the case of distributions under the Predecessor Plan, the discretion of the plan administrator. The account balances continue to be credited with increases and decreases reflecting changes in the value of the underlying investments; therefore, amounts actually received by the Named Executives may differ from those shown in the “2015 Nonqualified Deferred Compensation” table of this Proxy Statement.

Distributions from the Predecessor Plan are made at termination of employment, retirement, disability, or death and are either in a lump sum or annual or more frequent installments, as determined by the plan administrator.

Equity Awards

Stock Options

If any of the Named Executives’ employment were to be terminated (i) involuntarily other than for cause, (ii) due to death, disability, divestiture, or retirement, or (iii) if the Company experienced a change in control, any non-exercisable stock options would become exercisable, as those criteria are defined in the applicable plan or agreement. In the event of termination due to early retirement prior to the end of fiscal year 2015, a portion of the stock options would become exercisable for Mr. Buettgen, Ms. Golder, Mr. Burrowes, Mr. Moore, and Ms. May. Upon her departure from the Company in fiscal year 2015, Ms. May forfeited her outstanding option awards. Upon his retirement, Mr. Moore’s option awards vested. Mr. Burrowes departed the Company after the end of fiscal year 2015. Upon his departure, Mr. Burrowes forfeited his outstanding option awards.

2015 Proxy Statement	59

Restricted Stock Awards

Service-based restricted stock awarded to the Named Executives is subject to service conditions and performance-based restricted stock is subject to performance and service conditions.12 Vesting of restricted stock awards will be accelerated upon certain events. Therefore, if a termination of employment without cause or due to death, disability or attainment of a certain age or satisfaction of the “Rule of 90” under the ESPP had occurred or, in the case of certain awards, had a divestiture or a change in control occurred on the last day of fiscal year 2015, the vesting of restricted stock awards would have been accelerated. For service-based restricted stock, all of the restricted shares would have vested under the early vesting scenarios described above. In connection her departure, Ms. May forfeited her outstanding restricted stock awards. Upon his retirement, Mr. Moore’s restricted stock awards vested. Mr. Burrowes departed the Company after the end of fiscal year 2015. Upon his departure, Mr. Burrowes forfeited his outstanding restricted stock awards.

The following table provides the intrinsic value (the value of the option award based upon the closing price of the Company’s Common Stock on June 2, 2015 minus the exercise price) of stock option awards, restricted stock, and performance-based cash incentives that would become exercisable or vested if the Named Executive had terminated employment or if the Company had experienced a change in control as of June 2, 2015.

	Involuntary
	Termination
	Other Than For
Name of	Cause,(1) Death	Change in	Divestitures	Retirement
Executive	or Disability ($)	Control ($)(2)	($)(3)	($)(4)
J.J. Buettgen	1,112,017	1,112,017	-	-
J.M. Golder	540,707	540,707	-	-
T.A. Burrowes	1,155,826	1,155,826	-	-
R.J. Parish	-	-	-	-
S.A. May	-	-	-	-
M.O. Moore	-	-	-	-
--------------------

(1)	For Mr. Buettgen, the term “Cause” means (a) fraud or dishonesty in the performance of his duties with the Company or its affiliates; (b) willful misconduct, refusal to follow the reasonable directions of the Board, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (c) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (d) repeated and continued absence from work without reasonable excuse; (e) a conviction or plea of guilty or nolo contendere to a felony; or (f) a material breach or violation of the terms of any agreement to which he and the Company (or any affiliate) are party. The term “Disability” means that Mr. Buettgen is unable to engage in any substantial

____________________

(12)	The Company did not award any performance-based restricted stock in fiscal year 2015.

60	2015 Proxy Statement

gainful activity by reason of any medically determinable physical or mental impairment that can reasonably be expected to result in death or last for a continuous period of not less than 12 months.

For the other Named Executives, “Cause” is defined under the stock option award agreement as conduct amounting to (a) fraud or dishonesty in the performance of the executive’s duties, (b) the executive’s willful misconduct, refusal to follow the reasonable directions of his/her supervisors, or knowing violation of law, rules, or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature), (c) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics, (d) absence from work without a reasonable excuse, (e) intoxication with alcohol or drugs while on Company’s or affiliates’ premises, (f) conviction or plea of guilty or nolo contendere to a crime involving dishonesty, or (g) a breach or violation of the terms of any agreement to which the Named Executive and the Company are a party. The term “Disability” is defined under the SIP as having the same meaning as provided in the long-term disability plan or policy maintained by the Company.

(2)	Amounts shown in this column include amounts that are change in control payments. Pursuant to the awards, “Change in Control” means:

(i) the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate.
(ii) within any twelve-month period (beginning on or after the Effective Date), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;
(iii) the consummation of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;
(iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or
(v) the liquidation or dissolution of the Company.

(3)	“Divestiture” is defined as the sale by the Company, or an affiliate of the Company, of previously owned Company (or affiliate) operated units or businesses to an independent company, where the Named Executive was employed at, or supervised, such units or businesses and, upon the completion of such transaction, the Named Executive’s employment with the Company (or affiliate) ceases and the Named Executive immediately becomes an employee or owner of the purchaser of such units or businesses.

(4)	For all Named Executives, “retirement” is generally defined as a termination of service upon attainment of age 60 or satisfaction of the “Rule of 90” (if eligible). Under the terms of the ESPP, the Rule of 90 is satisfied with regard to eligible participants when they are at least 55 years of age and the sum of their age and years of service equals or exceeds 90.

2015 Proxy Statement	61

Pension Benefits

The Named Executives are eligible to participate in the ESPP subject to certain service requirements. None of the current Named Executives are participants in the ESPP or would have been eligible for a benefit under the ESPP if they had retired on June 2, 2015. Under the terms of the ESPP, these benefits are subject to forfeiture or actuarial reduction based upon certain willful misconduct or prohibited business competition by the participant. Ms. May participated in the ESPP, but had she retired before her departure, she would not have been eligible for a current benefit under the ESPP.

Retiree Health Insurance Plan

Named Executives who participate in the ESPP and terminate employment after becoming early-retirement eligible under the ESPP are eligible, along with their spouse and dependents, to participate in the retiree health insurance plan. The Named Executive pays 100% of the premium under the retiree health insurance plan. Once a Named Executive reaches age 65, he or she is no longer eligible to participate in the retiree health insurance plan. Instead, the Company will provide $70 per month toward Medicare supplement coverage until the Named Executive’s death.

Life Insurance

Under the ELIP, if Messrs. Buettgen or Burrowes had died on June 2, 2015, their survivors would have received $3.5 million and $2.0 million, respectively. Ms. May’s employment with the Company ended on December 12, 2014. If Messrs. Buettgen or Burrowes had died on June 2, 2015 as the result of an accident, their survivors would have received an additional $1.0 million.

Disability

The short-term and long-term disability plans are available generally to all salaried employees. The short-term disability benefit is equal to 70% of salary for 26 weeks. This benefit is limited to $10,000 per month. The long-term disability plan for employees holding the position of vice president and higher, including the Named Executives, defines disability as being disabled from the position previously held with the Company while the definition of disability for all other participants in the plan requires that, after two years of disability, the employee must be disabled from any job in order to continue to receive benefits under the plan.

62	2015 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information as of the end of fiscal year 2015 with respect to equity compensation plans of the Company:

(b)
	(a)	Weighted-	(c)
	Number of Securities	Average Exercise	Number of Securities
	to be Issued Upon	Price of	Remaining Available for
	Exercise of	Outstanding	Future Issuance Under
	Outstanding Options,	Options,	Equity Compensation Plans
	Warrants and	Warrants and	(Excluding Securities
Plan Category	Rights (#)	Rights ($)	Reflected in Column (a)) (#)
Equity compensation plans approved by
security holders	2,203,395	7.96	2,124,331 (1)
Equity compensation plans not
approved by security holders	752,939 (2)	7.81	-
Total	2,956,334	7.92	2,124,331
--------------------

(1)	This amount consists of 39,932 shares available for issuance under the 1996 SIP and 2,084,399 shares available for issuance under the SIP.

(2)	This amount consists of 250,000 service-based and 250,000 performance-based stock options awarded to Mr. Buettgen as part of a High-Performance Award and 252,939 service-based stock options awarded to Mr. Buettgen as part of a Make-Whole Award.

PROPOSAL TWO: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are asking shareholders to approve the compensation of the Named Executives as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Company has designed its compensation program to attract and retain the best possible executive talent and to motivate the Company’s executives to achieve the goals of the Company’s business strategy through a “pay for performance” compensation structure that rewards executive performance that maximizes financial return to shareholders, prudently invests capital and achieves certain targets for sales and profits. In addition to the discussion of our executive compensation program found in the “Compensation Discussion and Analysis” section of this Proxy Statement, we urge you to consider the following factors in deciding how to vote on this proposal:
○	our senior management and Compensation Committee have thoughtfully considered the prior say-on-pay vote results and shareholder feedback and have worked to respond appropriately given the Company’s current situation and performance visibility;
○	executive pay is tied to performance;
2015 Proxy Statement	63

○	our Compensation Committee has positioned executive pay near the 50th percentile of the Company’s Peer Group;
○	undue risk is mitigated by the utilization of caps on potential payments, clawback provisions, and lengthy vesting periods;
○	we provide only modest perquisites that benefit the Company’s business purposes;
○	we have adopted reasonable share ownership guidelines, which all Named Executives meet;
○	our Compensation Committee has engaged an independent consultant that reports directly to the Compensation Committee and provides no other services to the Company;
○	we do not have separate change in control agreements or excise tax gross-ups in connection with changes in control; and
○	we do not include the value of short-term or long-term incentive compensation in pension calculations.

The Board recommends a vote FOR the following advisory resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving the Company’s goals of attracting and retaining the best possible executive talent, motivating sustained financial and operational performance, and aligning executives’ interest with those of shareholders:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executives, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and related narrative).

This advisory resolution, commonly referred to as the “say-on-pay” resolution, is non-binding on the Board. At our October 2011 shareholder meeting, the Company’s shareholders elected to conduct such an advisory vote on executive compensation on an annual basis. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

Shareholder Approval

To approve, on and advisory basis, the compensation of the Named Executives per the Proposal, the number of votes cast in favor of approval must constitute a majority of votes cast, not including abstentions or broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

64	2015 Proxy Statement

RELATED PERSON TRANSACTIONS

The Board has adopted a written policy that all related person transactions with the Company must be approved in advance by the Audit Committee. All potential related person transactions must be submitted to the Secretary for subsequent submission to the Audit Committee. All related person transactions are presumed to be prohibited unless the Audit Committee determines that one of the following exceptions applies:
○	the terms of the proposed transaction would be reasonable under the circumstances if the Company and the related person were dealing at arm’s length;
○	the terms of the proposed transaction are less favorable to the related person than if the Company and the related person were dealing at arm’s length;
○	there is a compelling business reason to approve the transaction after taking into account such factors as the availability of other unrelated persons to perform similar work under a similar timeframe and price structure;
○	the Audit Committee has been made fully aware of existing or potential significant conflicts in connection with the proposed transaction and determines that the Company has taken appropriate steps to manage such conflicts; or
○	the related person policy was followed in relation to the related person transactions disclosed earlier in this section.

There were no related person transactions with the Company in fiscal year 2015.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Company’s fiscal year 2015 consolidated financial statements (the “Financial Statements”):
○	management is primarily responsible for the preparation of the Financial Statements in accordance with GAAP and the financial reporting process, including the system of internal control over financial reporting. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s Financial Statements, including the system of internal control over financial reporting and for issuing reports thereon;
○	the Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions about the effectiveness of the Company’s internal control over financial reporting;

2015 Proxy Statement	65

○	the Audit Committee has reviewed and discussed the Financial Statements with KPMG and the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and accounting judgments, and the transparency of disclosures in the Financial Statements;
○	the Audit Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);
○	the Audit Committee has received the written disclosures and letter from KPMG required by the NYSE Listing Standards and the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence from the Company and has discussed with KPMG the firm’s independence;
○	the Audit Committee has held meetings with KPMG throughout the fiscal year without management present, to discuss financial reporting matters;
○	in its meetings with KPMG, the Audit Committee asks KPMG to address several topics that the Audit Committee believes are particularly relevant to its oversight, including: whether KPMG would have in any way prepared the Financial Statements differently from the manner selected by management; if the auditor were an investor, would the investor have received, in plain English, the information essential to understanding the Company’s financial performance during the reporting period; and whether the Company is following the same internal controls that would be followed if KPMG were the Company’s Chief Executive Officer; and
○	based on reviews and discussions of the Financial Statements with management and discussions with KPMG described above, the Audit Committee recommended to the Board of Directors that the Financial Statements, including the Company’s system of internal control over financial reporting, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2015.

The Audit Committee, comprised of all non-management directors, meets at regularly scheduled executive sessions at which Mr. Lanigan, the Audit Committee Chairman, presides.

This report is submitted by the Audit Committee, the current members of which are named below.

Mark W. Addicks
F. Lane Cardwell, Jr.
Bernard Lanigan, Jr. (Chair)
Jeffrey J. O’Neill

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Audit Committee Charter

The Board has adopted a written charter for the Audit Committee, a copy of which, as amended to date, is available on our website at http://rubytuesday.com/investors/governance. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and the Board approves it on an annual basis.

Independence of Audit Committee Members

Each of the members of our Audit Committee meets the requirements for independence as defined by the applicable listing standards of the NYSE and the SEC rules.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016. At the Annual Meeting, we will ask shareholders to ratify the Board’s selection. KPMG has served in this same capacity since 2000 and is expected to be represented at the Annual Meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.

The Board has submitted this Proposal to our shareholders as required by the Audit Committee Charter. If the shareholders do not ratify the Board’s proposal, the Board will reconsider its action with respect to the engagement of KPMG. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the fiscal year ending May 31, 2016.

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Accountants’ Fees and Expenses

The following table sets forth fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for fiscal years ended June 2, 2015 and June 3, 2014, and fees billed for other services by KPMG.

	Fiscal Year Ended
	June 2, 2015	June 3, 2014
Audit Fees (1)	$892,500	$827,680
Audit-related Fees (2)	30,500	26,000
Tax Fees (3)	46,000	500

Total Fees	$969,000	$854,180

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(1)	Audit fees include fees for the audits of the Company’s annual consolidated financial statements, audits of the effectiveness of internal control over financial reporting, reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal years 2015 and 2014, and services that are normally rendered by the auditor in connection with statutory or regulatory filings.

(2)	Audit-related fees include fees for audits of the financial statements of one of the Company’s employee benefit plans.

(3)	Tax fees include fees for tax consultation services.

Audit Committee Policy for the Engagement of the Independent Auditor for Audit and Permitted Non-Audit Services

The Audit Committee has adopted a policy governing the provision of audit and permitted non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually, and, if appropriate, approve, the engagement of the independent registered public accounting firm to provide audit, review, and attest services for the relevant fiscal year. Any changes to the terms and conditions of the annual engagement, resulting from changes in audit scope or Company structure or from other subsequent events, must be approved in advance by the Audit Committee.

The policy also provides that any proposed engagement of the independent registered public accounting firm for non-audit services that are permitted under applicable laws, rules, and regulations, must be approved in advance by the Audit Committee, except that the pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of such services, other than tax planning or tax strategies services, does not exceed $25,000 in a single instance; (ii) such services were not recognized to constitute non-audit services at the time of engagement of the independent registered public accounting firm; and (iii) such services were promptly brought to the attention of the Audit Committee and approved prior to completion of the service by the Audit Committee or by a majority of the members of the Audit Committee. Such approvals are required to be obtained in advance at regularly scheduled meetings of the Audit Committee, except in special circumstances where delaying such approval until the next regularly scheduled meeting of the Audit Committee is impractical. In such special circumstances, approval of such engagements may be obtained by (i) telephonic meeting of the Audit Committee;

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(ii) unanimous consent action of all of the members of the Audit Committee; or (iii) electronic mail, facsimile or other form of written communication so long as such written communication is ratified by unanimous consent action prior to the next regularly scheduled meeting of the Audit Committee or by resolution at the next regularly scheduled meeting of the Audit Committee. The policy prohibits the engagement of an independent registered public accounting firm in instances in which the engagement is prohibited by applicable laws, rules, and regulations.

All of the services, if any, provided under Audit Fees, Audit-related Fees, and Tax Fees were pre-approved by the Audit Committee.

Determination of Auditor Independence

The Audit Committee has considered and evaluated the services provided by KPMG and has determined that the provision of such services was not incompatible with maintaining KPMG’s independence.

Shareholder Approval

To ratify the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2016, the number of votes cast in favor of election must constitute a majority of votes cast, not including abstentions or broker non-votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL FOUR: APPROVAL OF AMENDED AND RESTATED RUBY TUESDAY, INC. STOCK INCENTIVE PLAN

On April 8, 2015, the Board amended and restated the Ruby Tuesday, Inc. Stock Incentive Plan (as previously defined, the “SIP”), subject to shareholder approval, for the purpose of increasing the number of shares of stock to be reserved for issuance under the plan by an additional 3,000,000 shares. This will allow the Company to continue providing equity-based long-term incentive compensation awards to key employees and outside directors to continue to align their interests with shareholder interests to create long-term shareholder value. The Company has not increased the number of shares reserved for issuance under the SIP since 2005.

The Board is submitting the proposed SIP to shareholders for approval to comply with the shareholder approval requirements of the NYSE rules for equity compensation plans. The Board is also submitting the proposed SIP to shareholders for reapproval of the performance goals set forth in the plan to enable the Company to maximize its

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ability to pay incentive compensation that is deductible notwithstanding the limitations on deductibility under Section 162(m) of the Internal Revenue Code. In order for the proposed SIP to be approved by the shareholders under applicable federal tax law, Georgia law, and the NYSE Listed Company Manual, the number of votes cast in favor of approval must constitute a majority of votes cast, including abstentions but not including broker non-votes.

General Description of the Proposed SIP13

The SIP was originally adopted in 1993 as the Morrison Restaurants Inc. 1993 Non-Executive Stock Incentive Plan. It was subsequently amended, restated and renamed as the Ruby Tuesday, Inc. 2003 Stock Incentive Plan and was mostly recently amended, restated, and renamed again in 2013 as the Ruby Tuesday, Inc. Stock Incentive Plan. The Company has elected to amend and restate the SIP at this time primarily as a means to increase the number of shares available for issuance under the SIP and to allow for the deductibility of certain forms of incentive compensation notwithstanding the limitations on deductibility under Section 162(m).

At the annual meeting, shareholders will be asked to consider and vote on the proposed SIP, which will have the effect of approving the increased number of shares authorized and reserved for issuance under the plan and of reapproving the existing performance goals that may be used awarding performance-based incentive compensation intended to be exempt from Section 162(m) deductibility limitations. If shareholders do not approve the proposed SIP, the restatement will become null and void, the numbers of shares reserved for issuance under the plan will not be increased and certain awards to those employees who are subject to the Section 162(m) deductibility limitations may not be deductible to the Company.

As noted in the “Compensation Discussion and Analysis” portion of this Proxy Statement, the Compensation Committee approved a new long-term incentive program for our Named Executives in fiscal year 2016, including the introduction of performance-based Restricted Stock Unit awards and performance-based cash incentive awards. Combined with the removal of stock options from the long-term incentive compensation program, using performance cash incentives for one-third of the long-term target grant value will reduce the issuance of plan shares pursuant to the annual grant in fiscal year 2016 versus fiscal year 2015. Under the new program, two-thirds of the target long-term incentive award opportunity for our Named Executives will be at risk and tied to performance goals over a three-year period. The SIP incorporates a number of sound corporate governance practices, including minimum vesting provisions and holding requirements for restricted stock awards and prohibitions against tax gross-ups and the issuance of re-load option grants for stock options. The proposed SIP also includes provisions to prohibit “liberal share recycling” and establishes a maximum term for any future grants of stock appreciation rights. The Company believes the SIP facilitates the attraction, retention, and motivation of employees and other plan participants and further aligns their interests with those of our shareholders.
____________________

[13]	The following description of the SIP is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached hereto as Annex A.

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The primary objectives of the SIP are to provide incentives to certain officers, employees, and non-employee directors; to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to encourage stock ownership and provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel. The plan permits grants to all officers and employees of the Company as well as non-employee directors. As of the end of fiscal year 2015 (June 2, 2015), the Company had approximately 32,100 officers, employees, and non-employee directors.

As of June 2, 2015, there were 2,084,399 shares of Common Stock available for issuance under the SIP and 39,932 shares available under the 1996 SIP, subject to increases for shares returned to the reserve. Because a substantial portion of these shares will be used for the Company’s annual grant in the first quarter of fiscal year 2016, there is an insufficient number of shares available for future awards beyond the fiscal year 2016 grants. The Board has therefore reserved, with the approval of this Proposal, an additional 3,000,000 shares of the Company’s Common Stock for issuance pursuant to awards granted under the SIP (the “Awards”), subject to adjustment as provided therein. In the event all or a portion of an Award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares again becomes available under the SIP and does not count against the maximum number of reserved shares under the SIP. In the event that (1) any Stock Incentive is exercised or otherwise settled by the withholding by the Company of shares of Stock otherwise subject to the Stock Incentive or (2) withholding tax liabilities arising from the exercise or other settlement of any Stock Incentive are satisfied by the tendering of shares of Stock otherwise subject to the Stock Incentive or by the withholding by the Company of shares of Stock otherwise subject to the Stock Incentive, the number of shares of Stock so tendered or withheld shall be counted as issued for purposes of determining the Maximum Plan Shares.

The maximum number of shares of Common Stock that may be granted during any fiscal year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of Common Stock and are intended to be performance-based compensation under Section 162(m) shall not exceed 750,000, subject to adjustment in accordance with the provisions of the SIP. Furthermore, the maximum aggregate dollar amount that may be paid under any such performance-based Award denominated in cash during any fiscal year to an employee may not exceed $6,000,000. The maximum aggregate number of shares of Common Stock from which Awards, other than options, may be made under the SIP is not to exceed twenty-five percent (25%) of the maximum number of shares reserved.

Awards to non-employee directors under the SIP are subject to separate limitations. The maximum number of shares of Common Stock with respect to which stock incentives that are to be settled in shares of Common Stock may be granted during any fiscal year of the Company to any non-employee director may not exceed a number of shares having a fair market value, determined at the date of grant, in excess of $300,000 and no

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non-employee director may be granted an award to be settled in cash, other than in connection with mergers, reorganizations and similar transactions.

Terms of the SIP

Administration

The SIP provides for administration by a committee appointed by the Board or, alternatively if no such committee is appointed, by the entire Board (the “Committee”). When appointing members to the Committee, the Board is to take into consideration the “outside director” standards contained in Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, and, if applicable, the requirements of the national securities exchange or nationally recognized quotation or market system on which the Company’s Common Stock is then traded. The Committee has the authority to grant Awards under the SIP and to make all other determinations that it may deem necessary or advisable for the administration of the SIP. The Committee’s decisions relating to the administration of the SIP and grants of Awards shall be final and binding on all persons.

The SIP permits the Committee to delegate to any member of the Board or one or more officers of the Company certain administrative authority with regard to any participant who is not a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934. For such persons, a delegatee has the administrative authority to make grants of Awards to participants, subject to quantitative limitations imposed by the Committee; to interpret the provisions of Awards granted under the SIP; and to determine the treatment of Awards upon a participant’s termination of service.

Types of Awards

The SIP permits the Committee to make a variety of Awards, including nonqualified options to purchase shares of the Company’s Common Stock, stock appreciation rights, other stock-based Awards which are settled in either cash or shares of the Company’s Common Stock and are determined by reference to shares of stock, such as grants of restricted Common Stock, grants of rights to receive stock in the future, or dividend equivalent rights, and cash performance Awards, which are settled in cash and are not determined by reference to shares of the Company’s Common Stock. These discretionary Awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of Common Stock as to which any Award is granted, the potential payout of any Award not denominated in shares of Common Stock and the eligible persons to whom Awards are granted will be determined by the Committee, subject to the provisions of the SIP. Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the SIP.

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Structure of Individual Awards

The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Section 162(m). To the extent that the Committee desires to base an Award on performance goals that are intended to qualify the Award as performance-based compensation under Section 162(m), the Committee will make the vesting, payment or other settlement of the Award subject to the achievement of one or any combination of the performance goals listed below during a specified period: (1) cash flow; (2) earnings before interest, taxes, depreciation and amortization; (3) earnings per share; (4) net operating profit after taxes; (5) return on assets; (6) return on net assets; (7) return on equity; (8) return on invested capital; (9) company, franchise or system same restaurant sales; (10) company, franchise or system traffic growth; (11) market share or related strength of brand measures related to consumer perception, including but not limited to, brand relevance and guest satisfaction, in each case based on objective data such as guest or market surveys; (12) economic value added (dollar spread between return on capital and cost of capital); (13) gross revenues; (14) operating income; (15) operating cash flow; (16) revenue, less cost of merchandise, payroll and related costs and other restaurant operating costs gross profit); (17) retention of company team members in general or in any specific category or level of employment; (18) earnings before interest, depreciation and amortization; (19) earnings before interest and taxes; (20) earnings before interest, taxes, depreciation and rent; (21) company, franchise or system restaurant growth in number of new restaurants; (22) average restaurant volume growth; (23) fixed charge coverage ratio; (24) sales and earnings performance; (25) total shareholder return; (26) general and administrative costs (as a percentage of net sales or flat dollar amount); (27) consolidated net income; (28) management of capital or operating expenditures; (29) appreciation of stock price; (30) market value added (company market value less total capital employed); and/or (31) debt levels.

The performance goals may be applied by the Committee to Company-wide objectives; objectives that are related to performance of a division, department or function within the Company or an affiliate in which the participant receiving the Award is employed or on which the participant’s efforts have the most influence; performance solely in relation to objectives achieved during a performance period or as compared to past performance periods; and/or performance relative to the performance by a company or group of companies selected by the Committee. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to the Company pursuant to Section 162(m).

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The Committee may provide in any Award (or subsequent to the grant of the Award but prior to its expiration or cancellation) that, in the event of certain changes in control, the Award may be cashed out on the basis of any price not greater than the highest price paid for a share of Company Common Stock in any transaction reported by the NYSE during a specified period immediately preceding or including the date of the change in control or offered for a share of Common Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; subject to additional parameters and limitations set forth in the plan document.

Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during a participant’s lifetime, only by the participant; in the event of the disability of the participant, by the legal representative of the participant; or in the event of the death of the participant, by the personal representative of the participant’s estate or if no personal representative has been appointed, by the successor in interest determined under the participant’s will.

Dividends payable on Common Stock subject to an Award and dividend equivalent rights payable with respect to  an Award are not to be paid prior to the vesting of the portion of the Award to which they relate.

After the date of grant, the Committee, in its sole discretion and for such reasons as it determines to be appropriate, may modify the terms and conditions of an Award except to the extent inconsistent with other provisions of the SIP.

Options

The SIP provides that the exercise price of any option may not be less than the fair market value of the Common Stock of the Company on the date of the grant. The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of the Company’s Common Stock, through a cashless exercise executed through a broker, by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld or by any combination of the foregoing. The term of an option may not extend beyond ten years from the date of the option grant.

Each option granted under the SIP shall be exercisable by whom, at such time or times, or upon the occurrence  of such event or events, and in such amounts, as the Committee shall specify in the Award.

Reload grants are prohibited under the SIP. Reload grants are new option grants that are made to an optionee to replace shares delivered by the optionee in payment of the exercise price and/or tax withholding obligation under any other option held by the optionee.

The Committee may not directly or indirectly reduce the exercise price of an option after it is granted without the approval of the Company’s shareholders, except in connection with a merger, liquidation, or other similar reorganization of the Company. Surrendering an option in consideration of, or in exchange for, the grant of a new

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option with a lower exercise price, stock, cash, or any other award would be considered a reduction in the exercise price of the original option.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of the Company’s Common Stock over a defined price which may not be less than the fair market value of a share of the Company’s Common Stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular Award. The term of a Stock Appreciation Right shall be as specified in the applicable Stock Incentive Agreement; provided, however, that no Stock Appreciation Right granted to a Participant shall be exercisable or otherwise eligible for settlement after the expiration of ten (10) years from the date the Stock Appreciation Right is granted.

Stock Awards

The Committee may grant shares of Common Stock to a participant, subject to restrictions and conditions, if any, as the Committee may determine. Except as otherwise provided by the terms of the SIP, the Committee may require a cash payment from the participant in an amount no greater than the aggregate fair market value of the shares of stock awarded determined at the date of grant in exchange for the grant of an Award of Common Stock or may grant such an Award without the requirement of a cash payment.

Any Award of Common Stock to an officer or employee that does not contain forfeitability provisions based upon performance goals will vest over a period of no less than thirty (30) months, subject to exceptions for death, disability, retirement and similar events as may be prescribed by the Committee. Any Award of Common Stock that does not contain any forfeitability provisions shall be granted only in lieu of salary or cash bonus otherwise payable to a participant and may be granted at up to a fifteen percent (15%) discount to the fair market value of the Common Stock as of the date of grant only if the Common Stock is subject to material restrictions on transferability.

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Any Award of Common Stock to an officer or employee will provide that the Common Stock subject to the Award, net of shares of Common Stock withheld or otherwise applied to satisfy tax withholding obligations, will be subject to a minimum holding period of six months from the date the shares of Common Stock cease to be forfeitable, subject to exceptions for death, disability, retirement and similar events as may be prescribed by the Committee.

Other Stock Incentives

Dividend equivalent rights, restricted stock units, and performance awards may be granted in numbers or units and subject to any conditions and restrictions as determined by the Committee and will be payable in cash or shares of Common Stock, as determined by the Committee.

Termination of Awards

The terms of a particular Award may provide that it terminates, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of the Company. Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, Awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an Award and to the provisions of the SIP.

Forfeitures

In the event a participant violates a noncompetition agreement that is a component of any Award, all Awards and shares of Common Stock issued to the holder pursuant to the SIP will be forfeited; provided, however, that the Company will return to the holder the lesser of any consideration paid by the participant in exchange for the Common Stock or the then fair market value of the Common Stock.

Reorganizations

The number of shares of Common Stock reserved for the grant or for issuance in connection with the exercise, settlement, vesting, or payment of an Award, as applicable, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of Common Stock to which an Award pertains and the annual limit on the number of shares of Common Stock subject to Awards or on the number of shares of Common Stock which may be used to settle an Award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

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In the event of a merger, consolidation, extraordinary dividend, reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the Company’s capital structure, tender offer or a change in control of the Company, Awards may be substituted, cancelled, accelerated, amended to remove restrictions, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the SIP or any agreement reflecting the terms of an Award. The Company may also use the SIP to assume awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the SIP.

Amendment or Termination

The SIP may be amended or terminated by the Board. Except as otherwise provided by the terms of the SIP, the Board will obtain shareholder approval for any amendment to the SIP that increases the number of shares of Common Stock available, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance, or would otherwise require shareholder approval under the rules of the applicable exchange. No amendment or termination by the Board may adversely affect the rights of a holder of an Award without the holder’s consent. The SIP will expire April 9, 2023, unless its continuation beyond such date is approved by the shareholders of the Company

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the SIP. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the SIP.

Nonqualified Options

A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

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Stock Awards

A recipient will not be taxed upon the grant of an Award of Common Stock if it is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the Award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the Award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of an Award of Common Stock, he or she may include the fair market value of the stock subject to the Award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock-Based Awards

A participant generally will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

Cash Performance Awards

A participant generally will not recognize income and will not be taxed upon the grant of a cash performance award. At the time a participant receives payment under any cash performance award, he or she will have compensation taxable as ordinary income in an amount equal to the cash received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes

A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an Award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s Common Stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the Award.

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Limitations on Share Recycling

The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted, or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted, or otherwise settled in full shall again be available for purposes of the SIP. In the event that (1) any Stock Incentive is exercised or otherwise settled by the tendering by the Participant or withholding by the Company of shares of Stock otherwise subject to the Stock Incentive or (2) withholding tax liabilities arising from the exercise or other settlement of any Stock Incentive are satisfied by the tendering of shares of Stock otherwise subject to the Stock Incentive or by the withholding by the Company of shares of Stock otherwise subject to the Stock Incentive, the number of shares of Stock so tendered or withheld shall be counted as issued for purposes of determining the Maximum Plan Shares. In addition, upon stock settlement of Stock Appreciation Rights, the gross number of shares of Stock subject to any Stock Appreciation Rights originally granted shall be counted as issued for purposes of determining the Maximum Plan Shares, regardless of the number of shares of Stock actually issued upon such stock settlement of the Stock Appreciation Rights.

Awards To Be Granted

The amount of awards that will be granted in the future to the Company’s current and future executive officers and non-employee directors under the SIP cannot be determined at this time. Amounts for current and future executive officers will be based on the discretion of the Committee in determining the Awards and actual performance. The Awards granted to the Named Executives under the SIP with respect to fiscal year 2015 are set forth in the 2015 Summary Compensation Table and the Awards granted to the non-employee directors with respect to fiscal year 2015 are set forth in the 2015 Director Compensation Table.

Stockholder Approval

The Board seeks shareholder approval of the proposed SIP to increase the shares reserved under the plan to comply with the shareholder approval requirements of the NYSE rules for equity compensation plans. The Board is also submitting the restated SIP to shareholders for re-approval of the performance goals forth in the plan to enable the Company to maximize the ability of the Company to pay incentive compensation that is deductible notwithstanding the limitations on deductibility under Section 162(m) of the Internal Revenue Code.

For the Proposal to pass, the number of votes cast in favor of approval must constitute a majority of votes cast, including abstentions but not including broker non-votes.

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If shareholders do not approve the restatement of the proposed SIP, the proposed SIP will become null and void, the numbers of shares reserved for issuance under the plan will not be increased and certain Awards to employees subject to the Section 162(m) deductibility limitations may not be deductible to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED RUBY TUESDAY, INC. STOCK INCENTIVE PLAN.

PROPOSAL FIVE: APPROVAL OF THE 2015 RUBY TUESDAY, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN

Section 162(m) of the Internal Revenue Code limits the amount of individual compensation for certain executives that may be deducted by an employer for federal income tax purposes in any one fiscal year to $1 million unless such compensation is “performance-based.” The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid at least every five years. Because the 2010 Executive Incentive Compensation Plan was last approved by shareholders at the 2010 Annual Meeting, the Company is now seeking shareholder approval of a successor plan, which has been named the 2015 Executive Incentive Compensation Plan (the “2015 EICP”) in order to allow the Company to continue to maximize its ability to avoid the deductibility limitations under Section 162(m).

We are requesting that shareholders vote in favor of the 2015 EICP, which was approved by the Board on April 8, 2015, subject to shareholder approval. Approval of the 2015 EICP occurs if a majority of the votes cast by holders of the shares of Common Stock (including abstentions to the extent abstentions are counted as voting but not including broker non-votes) are cast in favor of approval. If approved by shareholders, the 2015 EICP will replace the 2010 Executive Incentive Compensation Plan. If shareholder approval is not obtained, the adoption of the 2015 EICP will become null and void, the 2010 Executive Incentive Compensation Plan will expire and the Company will be restricted in its ability to grant incentive compensation to employees holding the positions of Senior Vice President and above.

Purpose

The purpose of the 2015 EICP is to enable the Company to recruit and retain highly qualified individuals and to provide incentives to such individuals to attain the Company’s goals by providing eligible executives with incentive compensation based on the performance of the Company with the overall goal of enhancing shareholder value. The 2015 EICP is designed with the intent that the incentive awards paid under the plan to eligible participants be deductible under Section 162(m).

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Eligibility

Each employee of the Company holding the position of Senior Vice President or above may be eligible to receive awards under the 2015 EICP for one or more performance periods, if selected by the Compensation Committee for participation.

Description of General Terms14

Administration

The administration and operation of the 2015 Executive Incentive Compensation Plan will be supervised by the Compensation Committee (or a subcommittee of that Committee). The Compensation Committee may delegate responsibility for the day-to-day administration and operation of the 2015 EICP to employees of the Company. The Compensation Committee will interpret and construe the provisions of the 2015 EICP, and any determination by the Compensation Committee will be final and conclusive. The 2015 EICP will be interpreted in view of the intention that any grant of compensation under the plan be qualified as performance-based compensation within the meaning of Section 162(m).

Performance Periods and Performance Criteria

The Compensation Committee will establish for each eligible executive selected to participate in the 2015 EICP the performance measures and the performance period to which the performance measures will relate. The performance period for any participant may consist of any continuous period of service determined by the Compensation Committee. Within ninety (90) days after the commencement of a performance period, but in any event prior to the expiration of twenty-five percent (25%) of the applicable performance period, the Compensation Committee will establish the performance measures for payment of individual awards under the 2015 EICP. The 2015 EICP provides that at the time any performance measures are established, the outcome as to whether the performance measures will be met must be substantially uncertain.

The Compensation Committee will establish performance measures under an objective formula or standard consisting of one or any combination of the following criteria:

● Cash flow	● Retention of Company team members in
general or in any specific category or level of
employment

● Earnings before interest and taxes and	● Earnings before interest, depreciation and
before depreciation and amortization	amortization (EBIDA)
____________________

[14]	The following description of certain material features of the 2015 EICP is subject to the applicable provisions of the plan document, which is attached hereto as Annex B.

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(EBITDA)

● Earnings per share (EPS)	● Earnings before interest and taxes (EBIT)

● Net operating profit after taxes (NOPAT)	● Earnings before interest, taxes, depreciation and rent (EBIDAR)

● Return on assets (ROA)	● Gross profit

● Return on net assets (RONA)	● Company, franchise or system restaurant growth in number of new restaurants

● Return on equity (ROE)	● Average restaurant volume growth

● Return on invested capital (ROIC)	● Fixed charge coverage ratio

● Company, franchise or system same-restaurant sales (SRS)	● Sales and earnings performance

● Company, franchise or system traffic growth (Guest Count Growth)	● Total shareholder return

● Market share or related strength of brand measures related to consumer perception, including but not limited to brand relevance and guest satisfaction, in each case based on objective data such as guest or market surveys	● General and administrative costs rate (as a percentage of net sales or flat dollar amount)

● Economic value added (dollar spread between return on capital and cost of capital) (EVA)	● Consolidated net income

● Gross revenues	● Management of capital or operating expenditures

● Operating income	● Appreciation of stock price

● Operating cash flow	● Market value added (Company market value less total capital employed)

● Revenue, less cost of merchandise, payroll and related costs and other restaurant operating costs (Gross profit)	● Debt levels, either alone or as a percentage of any other performance measures

Performance measures may be described in terms of (i) Company-wide objectives, (ii) objectives that are related to performance of the division, department or function within the Company or an affiliate in which the participant receiving the incentive award is employed or on which the participant’s efforts have the most

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influence, (iii) performance solely in relation to objectives achieved during the performance period or as compared to past performance periods, and/or (iv) performance relative to the performance by a company or group of companies selected by the Compensation Committee with respect to one or more performance measures established by the Compensation Committee.

The Compensation Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements, changes in law or accounting or any other criteria as may be permissible under Section 162(m). No such amendments or adjustments may be made, however, that would cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m).

Incentive Awards

The incentive award for any performance period may be established by the Compensation Committee as either a flat dollar amount or a percentage of the applicable participant’s average base compensation, in either case conditioned upon the attainment of one or more performance measures established by the Compensation Committee for such participant. The term “average base compensation” is defined to mean the average annual base salary paid to a participant over a performance period, exclusive of bonus and other incentive compensation, commissions, fringe benefits, employee benefits, expense allowances (nonaccountable or otherwise) and other nonrecurring forms of remuneration. After establishing the incentive award to be paid to a particular participant during a performance period, the Compensation Committee may reduce (but may not increase) such incentive award by a maximum of twenty-five percent (25%) based upon the Compensation Committee’s assessment of such participant’s performance during the applicable performance period with respect to other quantitative and qualitative goals established by the Compensation Committee from time to time.

The amount of the incentive award payable to any participant attributable to a performance period of twelve (12) months or less may not exceed $5,000,000. The incentive award payable to any participant attributable to a performance period that is greater than twelve (12) months may not exceed $8,000,000.

A participant will be entitled to receive payment of his or her incentive award, as determined in accordance with the terms of the incentive award, including the requirement that he or she has remained in the employ of the Company until the last day of the performance period. At the discretion of the Compensation Committee, a participant who ceases to be employed by the Company during a performance period due to death, disability and/or a change of ownership or control may be eligible for a pro rata payment.

Incentive awards may be paid, at the discretion of the Compensation Committee, in cash or shares of Common Stock or a combination of cash and shares; provided, however, that any portion of an incentive award paid in shares of Common Stock must be funded under the SIP (or any successor plan) or the 1996 SIP. Incentive awards for each performance period are paid as soon as practicable after the close of such performance period,

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but not later than two and one-half (2½) months thereafter and not before the Compensation Committee has certified in writing that the applicable performance measures were in fact satisfied. The Company has the right to deduct from each incentive award payment any federal, state and local taxes required to be withheld.

The Compensation Committee may, in its discretion, institute a program allowing participants to defer the receipt of all or a portion of their incentive award otherwise payable in accordance with and subject to the rules and regulations promulgated under Section 409A of the Internal Revenue Code.

Amendments and Termination

The Compensation Committee may at any time amend, suspend, discontinue or terminate the 2015 EICP, except to the extent that the terms of any incentive award outstanding thereunder provides otherwise, and in no event may any amendment, suspension, discontinuance of termination adversely affect the accrued rights of a participant without such participant’s consent. In addition, any such amendment, suspension, discontinuance or termination shall require shareholder approval to the extent necessary to continue to qualify the payment or other settlement of incentive awards as performance-based compensation within the meaning of Section 162(m) or to the extent such shareholder approval would be required under the rules of the national securities exchange or Nasdaq quotation or market system on which the Company’s Common Stock is then traded.

Benefits to Named Executive Officers and Others

The Compensation Committee has determined that the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Marketing Officer, and Ruby Tuesday Concept President will participate in the 2015 EICP for the 2016 fiscal year and may earn a maximum bonus, respectively, of $1,870,000, $704,000, $357,500, $258,161, and $660,000. No determinations of eligibility for or level of participation in the 2015 EICP have been made for future fiscal years though the Compensation Committee anticipates that all persons occupying eligible positions may participate in the plan in future years. The aggregate benefits and/or amounts that will be received in the future by eligible executives pursuant to the 2015 EICP are not presently determinable.

Tax Consequences

The 2015 EICP is designed to ensure that the awards paid thereunder are deductible under Section 162(m). Payments to the executives under the 2015 EICP will be taxable compensation to the recipient upon receipt and deductible as compensation by the Company at that time.

Stockholder Approval

The Board seeks shareholder approval of the 2015 EICP in order to maximize the ability of the Company to pay incentive compensation that is deductible notwithstanding the limitations on deductibility under Section 162(m) of the Internal Revenue Code.

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For the Proposal to pass, the number of votes cast in favor of approval must constitute a majority of votes cast, including abstentions but not including broker non-votes.

If shareholder approval is not obtained, the adoption of the 2015 EICP will become null and void, the 2010 Executive Incentive Compensation Plan will expire and the Company will be restricted in its ability to grant incentive compensation to employees holding the positions of Senior Vice President and above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2015 RUBY TUESDAY, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN.

SHAREHOLDER PROPOSALS

Any shareholder of the Company who wishes to submit a proposal for action at our 2016 Annual Meeting of Shareholders and who desires the proposal to be considered for inclusion in our proxy materials must provide a written copy of the proposal to the Company not later than April 28, 2016 and must otherwise comply with the rules of the SEC relating to shareholder proposals. Shareholder proposals should be sent by mail to the Company’s principal executive office or by facsimile at (865) 379-6826 followed by mail submission, in each case to the attention of Rhonda Parish, Chief Legal Officer and Secretary of the Company.

The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2016 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (a) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation and certain other procedures contained in the Bylaws of the Company, or (b) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office at least 90 days in advance of the meeting and complies with certain other procedures contained in the Bylaws of the Company, and in either case, certain other conditions of the applicable rules of the SEC are satisfied.

GENERAL

Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

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This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 2, 2015 are available without charge to shareholders upon written request to the Secretary, Ruby Tuesday, Inc., 150 West Church Avenue, Maryville, Tennessee 37801, telephone number (865) 379-5700 and are available on our website at http://rubytuesday.com/investors/annualreports. Additional copies of these documents may be requested by contacting the Secretary at the address and phone number listed above. In addition, you may access these materials on the Internet at https://materials.proxyvote.com/781182 which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

Rhonda Parish
Chief Legal Officer and Secretary

August 28, 2015
Maryville, Tennessee

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ANNEX A

RUBY TUESDAY, INC.
STOCK INCENTIVE PLAN15

DEFINITIONS

1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Cause” has the meaning defined by the Committee in the applicable Stock Incentive Award or Stock Incentive Program or, if no such definition exists, Cause shall have the same meaning as provided in any employment agreement between the Participant and the Company or, if applicable, any affiliate of the Company on the date of Termination of Service, or if no such definition or employment agreement exists, “Cause” means conduct amounting to: (1) fraud or dishonesty in the performance of Participant’s duties with the Company or its affiliates; (2) willful misconduct, refusal to follow the reasonable directions of any superior, or knowing violation of law, rules or regulations (including misdemeanors relating to public intoxication, driving under the influence, use or possession of controlled substances or relating to conduct of a similar nature); (3) acts of moral turpitude or personal conduct in violation of the Company’s Code of Business Conduct and Ethics; (4) repeated and extended absence from work without reasonable excuse; (5) a conviction or plea of guilty or nolo contendere to a felony; or (6) a material breach or violation of the terms of any agreement to which the Participant and the Company (or any affiliate) are party.

(c) “Change in Control” means any one of the following events:

(i) the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate;

(ii) within any twelve-month period (beginning on or after the date the Stock Incentive is granted), the persons who were directors of the Company immediately before the beginning of such twelve-

____________________

[15]	This is a conformed copy of the Stock Incentive Plan for use in this Annex A. It is not the official plan document, it incorporates amendments approved by the Board in August 2015, and the signature block has been removed.

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month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the date the Stock Incentive is granted shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(iii) the consummation of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or

(v) the liquidation or dissolution of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

(e) “Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are “outside directors” as defined in Treas. Reg. § 1.162-27(e) and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Stock Incentives granted by an officer or officers of the Company and/or a director of the Board of Directors pursuant to Plan Section 2.3, the “Committee” as used in the Plan shall mean such officer(s) and/or director(s), unless the context would clearly indicate otherwise.

(f) “Company” means Ruby Tuesday, Inc., a Georgia corporation, or its successor.

(g) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Participant, unless otherwise defined by the Committee in the applicable Stock Incentive Award or Stock Incentive Program. If no special definition applies and no long-term disability plan or policy was ever maintained on behalf of the Participant, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

(h) “Disposition” means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

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(i) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Plan Section 3.5.

(j) “Fair Market Value” with regard to a date means the closing price at which Stock shall have been sold on the last trading date prior to that date as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded and published in The Wall Street Journal; provided that, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value; provided further, that, for purposes of granting Options or Stock Appreciation Rights, Fair Market Value shall be determined in a manner consistent with the requirements of Code Section 409A.

(k) “Option” means a non-qualified stock option as described in Plan Section 3.2.

(l) “Participant” means an individual who receives a Stock Incentive hereunder.

(m) “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of (1) Company-wide objectives, (2) objectives that are related to performance of the division, department or function within the Company or an affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence, (3) performance solely in relation to objectives achieved during the Performance Period or as compared to past performance periods, and/or (4) performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Goals established by the Committee. The Performance Goal(s) established by the Committee under an objective formula for any Performance Period under the Plan will consist of one or more of the following criteria:

Cash flow	Retention of Company team members in
Earnings before interest, taxes,	general or in any specific category or level of
depreciation and amortization (EBITDA)	employment
Earnings per share (EPS)	Earnings before interest, depreciation and
Net operating profit after taxes (NOPAT)	amortization (EBIDA)
Return on assets (ROA)	Earnings before interest and taxes (EBIT)
Return on net assets (RONA)	Earnings before interest, taxes, depreciation,
Return on equity (ROE)	amortization and rent (EBITDAR)
Return on invested capital (ROIC)	Company, franchise or system restaurant
Company, franchise or system same	growth in number of new restaurants
restaurant sales (SRS)	Average restaurant volume growth
Company, franchise or system traffic growth	Fixed charge coverage ratio
(Guest Count Growth)	Sales and earnings performance
Market share or related strength of brand	Total shareholder return
measures related to consumer perception,	General and administrative costs (as a

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including but not limited to brand relevance	percentage of net sales or flat dollar amount)
and guest satisfaction, in each case based on	Consolidated net income
objective data such as guest or market	Management of capital or operating
surveys	expenditures
Economic value added (dollar spread	Appreciation of stock price
between return on capital and cost of capital)	Market value added (Company market value
(EVA)	less total capital employed)
Gross revenues	Debt levels, either alone or as a percentage of
Operating income	any other Performance Goal
Operating cash flow
Revenue, less cost of merchandise, payroll
and related costs and other restaurant
operating costs (Gross profit)

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, including, but not limited to a change in applicable law, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable. For example, the Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under Financial Accounting Standards No. 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence. In any such case, the Committee shall consider whether any modification of the Performance Goals or minimum acceptable level of achievement would cause the exemption under Code Section 162(m) to become unavailable.

(n) “Performance Period” means, with respect to a Stock Incentive, a period of time of not less than twelve (12) months’ duration within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period, if any, will be established by the Committee at the time the Stock Incentive is granted.

(o) “Performance Unit Award” refers to a performance unit award described in Plan Section 3.6.

(p) “Phantom Shares” refers to the rights described in Plan Section 3.7.

(q) “Plan” means the Ruby Tuesday, Inc. Stock Incentive Plan, as set forth herein; provided, however, that in the event that the Company is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase “Stock Incentive Plan.”

(r) “Stock” means the Company’s common stock, $.01 par value.

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(s) “Stock Appreciation Right” means a stock appreciation right described in Plan Section 3.3.

(t) “Stock Award” means a stock award described in Plan Section 3.4.

(u) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(v) “Stock Incentive Program” means a written agreement established by the Committee pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(w) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

(x) “Termination of Service” means the termination of the employee-employer or other service relationship between a Participant and the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

THE STOCK INCENTIVE PLAN

2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to Participants to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by Participants by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding key personnel.

2.2 Stock Subject to the Plan.

(a) Available Shares. Subject to adjustment in accordance with Plan Section 5.2, 21,800,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. Notwithstanding the foregoing, the maximum aggregate number of shares of the Stock from which grants or awards of Stock Incentives, other than Options, may be made under the Plan shall not exceed twenty-five percent (25%) of the Maximum Plan Shares.

(b) Limitations on Share Recycling. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted, or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted, or otherwise settled in full shall again be available for purposes of the Plan. In the event that (1) any Stock Incentive is exercised or otherwise settled by the tendering by the Participant or withholding by the Company of

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shares of Stock otherwise subject to the Stock Incentive or (2) withholding tax liabilities arising from the exercise or other settlement of any Stock Incentive are satisfied by the tendering of shares of Stock otherwise subject to the Stock Incentive or by the withholding by the Company of shares of Stock otherwise subject to the Stock Incentive, the number of shares of Stock so tendered or withheld shall be counted as issued for purposes of determining the Maximum Plan Shares. In addition, upon stock settlement of Stock Appreciation Rights, the gross number of shares of Stock subject to any Stock Appreciation Rights originally granted shall be counted as issued for purposes of determining the Maximum Plan Shares, regardless of the number of shares of Stock actually issued upon such stock settlement of the Stock Appreciation Rights.

2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

The Committee shall have full authority in its discretion to determine from among the eligible individuals of the Company or its affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements or Stock Incentive Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions shall be final and binding on all Participants. As to any matter involving a Participant who is not a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority: (a) to grant Stock Incentives to eligible individuals of the Company and its affiliates, subject (i) to individual and aggregate quantitative limitations on the number of, or, in the case of cash-based Stock Incentives, the value of, Stock Incentives that may be granted pursuant to such delegated authority and (ii) to the requirement that all such exercises of the delegated authority be reported on a timely basis to the Committee; (b) to interpret the provisions of the Participant’s Stock Incentive Agreement and (c) to determine the treatment of Stock Incentives upon a Termination of Service, as contemplated by Plan Section 3.8.

2.4 Eligibility and Limits.

(a) Stock Incentives may be granted to officers and employees of the Company or an affiliate of the Company. To the extent required under Section 162(m) of the Code and the regulations thereunder, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Plan Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights and (3) other Stock Incentives (to the extent they are granted with the intent that they qualify as performance-based compensation under Section 162(m) of the Code) may be granted during any fiscal year of the Company to any employee may not exceed 750,000. In applying this limitation, if a Stock Incentive is cancelled for any reason, then any shares of Stock attributable to such cancellation either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be,

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against the affected person’s 750,000 share limit for the appropriate fiscal year. The maximum aggregate dollar amount of cash-settled Stock Incentives that may be paid during any fiscal year of the Company to any employee may not exceed $6,000,000.

(b) Stock Incentives also may be granted to non-employee directors of the Company or an affiliate of the Company; provided, however, that the maximum number of shares of Stock with respect to which Stock Incentives that are to be settled in shares of Stock may be granted during any fiscal year of the Company to any non-employee director may not exceed a number of shares having a Fair Market Value, determined at the date of grant, in excess of $300,000 and no non-employee director may be granted a Stock Incentive to be settled in cash (other than pursuant to Plan Section 5.2).

TERMS OF STOCK INCENTIVES

3.1 Terms and Conditions of All Stock Incentives.

(a) The number of shares of Stock, if any, as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Plan Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights and other Stock Incentives in Plan Section 2.4.

(b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive. Each Stock Incentive Agreement or Stock Incentive program is subject to the terms of the Plan and any provision contained in a Stock Incentive Agreement or Stock Incentive Program that is contrary with the Plan are null and void. Performance Goals, if any, shall be established before within ninety (90) days of the first day of a Performance Period. In addition, at the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) in granting and settling such Stock Incentive, except as otherwise provided herein. The Committee may, but is not required to, structure any Stock Incentive as performance-based compensation under Code Section 162(m).

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(c) The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive or such later date as may be specified in the approval of the Stock Incentive Agreement or Stock Incentive Program.

(d) The Committee may provide in any Stock Incentive Agreement or pursuant to any Stock Incentive Program (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by the National Association of Securities Dealer Automated Quotation System or any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed one (1) year (the “Change in Control Price”). For purposes of this Subsection, the cash-out of a Stock Incentive shall be determined as follows:

(1) Options shall be cashed out on the basis of the excess, if any, of the Change in Control Price over the Exercise Price with or without regard to whether the Option may otherwise be exercisable only in part;

(2) Stock Awards and Phantom Shares shall be cashed out in an amount equal to the Change in Control Price with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive; and

(3) Stock Appreciation Rights, Dividend Equivalent Rights and Performance Unit Awards shall be cashed out with or without regard to any conditions or restrictions otherwise applicable to any such Stock Incentive and the amount of the cash out shall be determined by reference to the number of shares of Stock that would be required to pay the Participant in kind for the value of the Stock Incentive as of the date of the Change in Control multiplied by the Change in Control Price.

(e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(f) Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant’s estate or if no personal representative has been appointed, by the successor in interest determined under the Participant’s will.

(g) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock

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Incentive (except as otherwise permitted under the Plan) or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

(h) Dividends payable on Stock subject to a Stock Incentive and dividend equivalent rights payable with respect to a Stock Incentive shall not be paid prior to the vesting of the portion of the Stock Incentive to which they relate.

3.2 Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement.

(a) Option Price. Subject to adjustment in accordance with Plan Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Option to a Participant, the Exercise Price per share shall not be less than its Fair Market Value on the date the Option is granted.

(b) Option Term. The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that no Option granted to a Participant shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

(c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents or, if the Stock Incentive Agreement provides, (1) by delivery to the Company of a number of shares of Stock which have been owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (2) in a cashless exercise through a broker; provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002); (3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price; or (4) by any combination of the foregoing. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.

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(e) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(f) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(g) No Repricing or Buyouts. Except as provided in Plan Section 5.2, without the approval of the Company’s shareholders, the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Stock Incentive

3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive or not in connection with a Stock Incentive. A Stock Appreciation Right shall entitle the Participant to receive the excess of (a) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (b) a specified or determinable price, which shall not be less than the Fair Market Value of the Stock at the time of the award. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with a Stock Incentive shall result in a pro rata surrender or cancellation of any related Stock Incentive to the extent the Stock Appreciation Right has been exercised.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash and/or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise), as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c) Stock Appreciation Right Term. The term of a Stock Appreciation Right shall be as specified in the applicable Stock Incentive Agreement; provided, however that no Stock Appreciation Right granted

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to a Participant shall be exercisable or otherwise eligible for settlement after the expiration of ten (10) years from the date the Stock Appreciation Right is granted.

3.4 Terms and Conditions of Stock Awards.

(a) Grants. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, including, without limitation, Performance Goals, if any, that must be achieved as a condition to vesting of the Stock Award and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. Subject to Subsections (b) and (c) below, the Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

(b) Vesting. Any Stock Award that does not contain forfeitability provisions based upon Performance Goals shall vest over a period of no less than thirty (30) months, subject to exceptions for death, Disability, retirement and similar events as may be prescribed by the Committee.

(c) Grants in Lieu of Salary. Any Stock Award that does not contain any forfeitability provisions shall be granted only in lieu of salary or cash bonus otherwise payable to a Participant and may be granted at up to a fifteen percent (15%) discount to the Fair Market Value of the Stock as of the date of grant only if the Stock is subject to material restrictions on transferability.

(d) Minimum Holding Period. Any Stock Award granted under the Plan shall provide that the Stock subject to the Stock Award, net of shares of Stock withheld or otherwise applied to satisfy tax withholding obligations, shall be subject to a minimum holding period of six (6) months from the date the shares of Stock cease to be forfeitable, subject to exceptions for death, Disability, retirement and similar events as may be prescribed by the Committee.

3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right shall entitle the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company shareholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Rights as the Committee determines, including, without limitation, Performance Goals and the date any such right shall terminate. The Committee may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete

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termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of either a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) or a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the performance factors, including, but not limited to, one or more Performance Goals, applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment), as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment including, but not limited to, one or more Performance Goals.

(a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment), as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Phantom Share granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

3.8 Treatment of Awards Upon Termination of Service. Any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock

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Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

RESTRICTIONS ON STOCK

4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock shall be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2 Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Stock Incentive Agreement or Stock Incentive Program, in the event that the Participant violates a noncompetition agreement as set forth in the Stock Incentive Agreement or Stock Incentive Program, all Stock Incentives and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

4.3 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive

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Program, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

GENERAL PROVISIONS

5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may satisfy the withholding obligation in cash, cash equivalents or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock the Participant is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

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5.2 Changes in Capitalization; Merger; Liquidation.

(a) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company, that in each case is not an Equity Restructuring, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, the settlement of any awards in cash or cash equivalents, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive. In making any such adjustment, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.

(b) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3 Compliance with Code. Except to the extent provided otherwise by the Committee, awards under the Plan are intended to satisfy the requirements of Code Section 409A so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that a Stock Incentive Agreement or Stock Incentive Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Stock Incentive Agreement or Stock Incentive Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Stock Incentive Agreement, and/or Stock Incentive Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.4 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive shall confer upon any Participant the right to continue as an employee, officer, director or other service provider of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant’s employment or services at any time.

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5.5 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7 Term; Termination and Amendment of the Plan. The Plan shall expire on the day immediately preceding the tenth (10th) anniversary of the approval of this restatement of the Plan by shareholders, unless its continuation beyond such date is approved by the shareholders of the Company. Notwithstanding the foregoing, the Board of Directors at any time prior to the expiration of the Plan may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors shall obtain shareholder approval for any amendment to the Plan that, except as provided under Plan Section 5.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the type of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of the applicable exchange. Unless a Stock Incentive Agreement or Stock Incentive Program expressly provides otherwise, no such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.8 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.9 Effective Date of Plan. The Plan, as amended and restated, shall become effective upon the date the Plan, as so amended and restated, is approved by the shareholders of the Company.

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5.10 Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months after the adoption of the restated Plan by the Board of Directors. If such approval is not obtained, the Plan will be terminated and shall be maintained prospectively only for the purpose of administering Stock Incentive granted prior to the date of the adoption of the restatement by the Board of Directors.

ANNEX B

RUBY TUESDAY, INC.
2015 EXECUTIVE INCENTIVE COMPENSATION PLAN16

ARTICLE I.

INTRODUCTION

1.1. Purpose. The purpose of this Plan is to enable Ruby Tuesday, Inc. (the “Company”) to recruit and retain highly qualified eligible executives, provide incentives to such individuals to attain the goals of the Company and its Affiliates (as defined below) and provide such executives with incentive compensation based on the performance of the Company consistent with the overall goal of enhancing shareholder value. The Plan is designed with the intent that the incentive awards paid hereunder to eligible participants be fully deductible without regard to the deductibility limitations provided under Section 162(m) of the Code (as defined below). This Plan is meant to supersede in its entirety the Ruby Tuesday, Inc. 2010 Executive Incentive Compensation Plan (the “Prior Plan”) effective as of the Company’s 2016 fiscal year; provided, however, that the adoption of this Plan shall not affect incentive compensation awards for the Company’s 2015 fiscal year previously established under the Prior Plan.

1.2. Description. This Plan is the means by which the Committee (as defined below) shall determine incentive awards and implement awards for participating employees hereunder.

ARTICLE II.

DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

“Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant ownership interest, as determined by the Company.

“Average Base Compensation” means the average annual base salary paid to a Participant over a Performance Period, exclusive of bonus and other incentive compensation, commissions, fringe benefits,

____________________

16	This is a conformed copy of the 2015 Executive Incentive Compensation Plan for use in this Annex A. It is not the official plan document, and the signature block has been removed.

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employee benefits, expense allowances (nonaccountable or otherwise) and other nonrecurring forms of remuneration.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, which shall consist of two or more members of the Board of Directors of the Company, each of whom shall be an “outside director” within the meaning of Code Section 162(m); provided, however, that, if the Compensation Committee of the Board is not comprised solely of members who are “outside directors”, the term “Committee” shall mean the subcommittee of the Compensation Committee established by the Compensation Committee and comprised of two or more members of the Compensation Committee, each of whom shall be an “outside director” within the meaning of Code Section 162(m).

“Eligible Employee” means each employee of the Company holding a position of Senior Vice President or above as indicated by its organizational chart. No employees of an Affiliate shall be eligible for the Plan.

“Executive Compensation Clawback Policy” means the policy then maintained by the Company, as the same may be amended from time to time following its adoption by the Board, pursuant to which the Company may withhold and forfeit compensation otherwise payable or seek recovery of compensation previously paid, as the case may be, in situations involving accounting restatements where the amount of compensation to be paid was based, in whole or in part, on erroneous financial data or in other circumstances as the Executive Compensation Clawback Policy may identify from time to time.

“Incentive Award” means an award payable with respect to a Performance Period determined in accordance with Article V hereof.

“Participant” means any Eligible Employee for the Performance Period(s) as to which he or she is eligible to receive an Incentive Award, as designated by the Committee.

“Performance Measures” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Incentive Award granted to a Participant under the Plan. Performance Measures may be described in terms of (i) Company-wide objectives, (ii) objectives that are related to performance of the division, department or function within the Company or an Affiliate in which the Participant receiving the Incentive Award is employed or on which the Participant’s efforts have the most influence, (iii) performance solely in relation to objectives achieved during the Performance Period or as compared to past performance periods, and/or (iv) performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Measures established by the Committee. The Performance Measure(s) established by the Committee under an objective formula for any Performance Period under the Plan will consist of one or more of the following criteria:

Cash flow	Retention of Company team members in
Earnings before interest and taxes and before	general or in any specific category or level of
depreciation and amortization (EBITDA)	employment

104	2015 Proxy Statement

Earnings per share (EPS)	Earnings before interest, depreciation and
Net operating profit after taxes (NOPAT)	amortization (EBIDA)
Return on net assets (RONA)	Earnings before interest and taxes (EBIT)
Return on assets (ROA)	Earnings before interest, taxes, depreciation,
Return on equity (ROE)	amortization and rent (EBITDAR)
Return on invested capital (ROIC)	Company, franchise or system restaurant
Company, franchise or system same	growth in number of new restaurants
restaurant sales (SRS)	Average restaurant volume growth
Company, franchise or system traffic growth	Fixed charge coverage ratio
(Guest Count Growth)	Sales and earnings performance
Market share or related strength of brand	Total shareholder return
measures related to consumer perception,	General and administrative costs (as a
including but not limited to brand relevance	percentage of net sales or flat dollar amount)
and guest satisfaction, in each case based on	Consolidated net income
objective data such as guest or market	Management of capital or operating
surveys	expenditures
Economic Value Added (dollar spread	Appreciation of stock price
between return on capital and cost of capital)	Market value added (Company market value
(EVA)	less total capital employed)
Gross revenues	Debt levels, either alone or as a percentage of
Operating income	any other Performance Measure
Operating cash flow
Revenue, less cost of merchandise, payroll
and related costs and other restaurant
operating costs (Gross profit)

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, including, but not limited to a change in applicable law, the Performance Measures are no longer suitable, the Committee may in its discretion modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable. In such case, the Committee shall consider whether any modification of the Performance Measures or minimum acceptable level of achievement would cause the exemption under Code Section 162(m) to become unavailable.

“Performance Period” means, with respect to an Incentive Award, a period of time within which the Performance Measure(s) relating to such Incentive Award are to be measured. The Performance Period, if any, will be established by the Committee pursuant to Section 5.1 at the time the Incentive Award is granted.

2015 Proxy Statement	105

“Plan” means the Ruby Tuesday, Inc. 2015 Executive Incentive Compensation Plan, as in effect and as amended from time to time.

ARTICLE III.
ADMINISTRATION

The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time-to-time. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board nor the Committee, nor any member of the Board, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation within the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.

ARTICLE IV.
PARTICIPATION

4.1 Eligibility for Participation. The Committee shall designate those Eligible Employees who are to be Participant(s) for a Performance Period within ninety (90) days of the first day of the Performance Period. A Participant may be eligible to receive awards under the Plan for one or more Performance Periods, as determined by the Committee.

4.2 Conditions to and Limitations upon Participation. An Eligible Employee’s acceptance of the designation as a Participant for any and each Performance Period and his or her acceptance of the payment of any Incentive Award is conditioned upon the Participant’s compliance with the terms of the Executive Compensation Clawback Policy. The Committee may require a Participant to affirmatively acknowledge and agree to the application of the Executive Compensation Clawback Policy in connection with his or her participation in the Plan upon his or her initial designation as a Participant, at the commencement of any or each Performance Period and/or prior to the payment of any or each Incentive Award; however, any such affirmative acknowledgement and agreement is intended to supplemental the Company’s ability to enforce the Executive Compensation Clawback Policy and the absence of any such affirmative acknowledgement and consent shall not diminish the Company’s ability to enforce the terms of the Executive Compensation Clawback Policy as an express condition to participate in, and receive benefits under, the Plan.

106	2015 Proxy Statement

ARTICLE V.
INCENTIVE AWARD

5.1. Establishment of Performance Period and Performance Measures. From time to time while the Plan is maintained by the Company, the Committee may establish Performance Period(s) for one or more Participants. Within ninety (90) days of the first day of a Performance Period, but in any event prior to the expiration of twenty-five percent (25%) of the applicable Performance Period, the Committee shall establish the Performance Measure(s) for the payment of Incentive Awards under the Plan. At the time any Performance Measures are established, the outcome as to whether the Performance Measures will be met must be substantially uncertain. The Performance Period(s), Performance Measure(s) and other terms of the Incentive Awards contemplated under this Article V shall be set forth in writing in such detail so that a third party having knowledge of the relevant Performance Period(s), Performance Measure(s) and performance results could calculate whether the Performance Measure(s) have been met and the amount of the Incentive Award to be paid to each Participant.

5.2. Incentive Awards. The Committee may establish either flat dollar amount(s) or percentage(s) of each Participant’s Average Base Compensation to be paid as an Incentive Award under this Article V upon the attainment of one or more of the Performance Measures for a Performance Period. After establishing the dollar amount of an Incentive Award or the percentages of Average Base Compensation to be paid as an Incentive Award under this Article V for each Participant, the Committee may reduce, but not increase, by up to twenty-five percent (25%) of the amount of the Incentive Award which would have otherwise been payable to the Participant based upon the Committee’s determination of the performance of such Participant for the Performance Period in other quantitative and qualitative goals established by the Committee from time to time. In no event shall the amount of the Incentive Award payable to any Participant attributable to a Performance Period exceed $5,000,000 if the Performance Period consists of twelve (12) months or less or exceed $8,000,000 if the Performance Period consists of more than twelve (12) months.

5.3. Determination of Achievement of Performance Measures. The Committee shall certify the level of achievement of the Performance Measure(s) as soon as practical after the end of the Performance Period for which the determination is being made.

5.4. Payment of Incentive Awards.

(a) As soon as practicable after the expiration of each Performance Period, but not later than two and one-half (2½) months thereafter, subject to the provisions of Section 2.2, each eligible Participant shall be entitled to receive payment of his or her Incentive Award, as determined in accordance with the terms of the Incentive Award and this Article V. For purposes of this Section 5.4(a), an “eligible” Participant shall include each Participant who has remained in the employ of the Company until the last day of the Performance Period and, at the discretion of the Committee, any Participant whose Incentive Award provides for a pro rata payment in the event the Participant ceases to be employed by the Company during the Performance Period. Whether an Incentive Award provides for a pro rata payment in the event of any cessation of employment during a Performance Period shall be determined by the Committee in its sole discretion at the time the terms

2015 Proxy Statement	107

of an Incentive Award are established in accordance with Section 5.1. Any Incentive Award that provides for a pro rata payment in accordance with this Subsection (a) shall be prorated based on the number of days elapsed during such Performance Period prior to the date of the Participant’s cessation of employment divided by the total number of days in such Performance Period. Payment of Incentive Awards shall be made in a lump sum as soon as practicable after the last day of the Performance Period, but not prior to the Committee’s certification as to the level of the achievement of the Performance Measure(s), as contemplated by Section 5.4(c). Incentive Awards shall be paid in cash unless the Committee determines that all or a portion of the Incentive Award shall be made in shares of the Company’s common stock; provided, however, that any portion of an Incentive Award paid in shares of the Company’s common stock shall be funded under the Ruby Tuesday, Inc. Stock Incentive Plan or Ruby Tuesday, Inc. 1996 Stock Incentive Plan (or any successor plans), subject to any additional limitations therein, if any.

(b) The Committee may, in its discretion, institute a program allowing Participants to defer the receipt of all or a portion of their Incentive Award otherwise payable under Subsection (a) of this Section 5.4 in accordance with and subject to the rules and regulations promulgated under Code Section 409A.

(c) Before any Incentive Award is paid to any Participant or beneficiary of a Participant, the Committee shall certify in writing that the applicable Performance Measure(s) were in fact satisfied.

5.5. Participants’ Rights Unsecured. The right of any Participant or beneficiary of a Participant to receive an Incentive Award under the Plan shall constitute an unsecured claim against the general assets of the Company.

5.6. Withholding Taxes. The Company shall have the right to deduct from each Incentive Award payment any federal, state and local taxes required by the laws of such jurisdictions to be withheld with respect to such payment.

5.7. Limitation on Other Incentive Awards. A Participant may have one or more Performance Periods for which he or she is designated as an eligible Participant by the Committee, which Performance Periods may overlap. A Participant shall not be eligible to participate in any other similar performance-based compensation programs maintained by the Company during any Performance Period for which the Participant is designated as an eligible Participant by the Committee other than as contemplated in. Plan Section 5.4(a) and except that such Participant may receive equity awards under any shareholder approved equity incentive plan maintained by the Company that complies with Code Section 162(m); provided, however, that no grant of such equity awards shall be made contingent upon the failure of the Participant to attain the Performance Measures pursuant to this Plan. Nothing in this Section 5.7 or any other provision of the Plan shall preclude the payment by the Company of discretionary bonuses to eligible Participants; provided, however, that, as a preliminary matter, the Committee shall reasonably conclude that the payment of any discretionary bonus shall not cause the payment of any Incentive Award under this Plan to fail to qualify as performance-based compensation within the meaning of Code Section 162(m).

108	2015 Proxy Statement

ARTICLE VI.
GENERAL PROVISIONS

6.1. Adjustment of Performance Measures. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding Incentive Award in recognition of unusual or nonrecurring events of a material nature affecting the Company or its financial statements or changes in law or accounting or any other criteria as may be permissible in accordance with Code Section 162(m) requirements. In making any such adjustment, the Committee shall consider whether it would cause any portion of the award, upon payment, to be nondeductible pursuant to Code Section 162(m).

6.2. Amendment and Termination. The Committee may at any time amend, suspend, discontinue or terminate the Plan except to the extent that the terms of any Incentive Award provides otherwise and in no event will such amendment, suspension, discontinuance or termination without the consent of the holder of an Incentive Award adversely affect the rights of the Participant under such Incentive Award to the extent that the Incentive Award has been earned but not yet paid. In addition, any such amendment, suspension, discontinuance or termination shall require shareholder approval to the extent necessary to continue to qualify the payment or other settlement of Incentive Awards as performance-based compensation within the meaning of Code Section 162(m) or to the extent such shareholder approval would be required under the rules of the national securities exchange or Nasdaq quotation or market system on which the Company’s common stock is then traded. All determinations concerning the interpretation and application of this Section 6.2 shall be made by the Committee.

6.3. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments to be made following the Participant’s death or legal incapacity. Such designation may be changed or cancelled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no such spouse shall survive the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be made in equal shares, unless the Participant has designated otherwise.

6.4. Miscellaneous.

(a) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment or other service of the Company or any of its subsidiaries or Affiliates or any of their successors.

(b) Nonalienation of Benefits. Except as expressly provided herein, no Participant or his or her beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to a corporation that acquires all or substantially all of the assets of the Company or any corporation into which

2015 Proxy Statement	109

the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his or her beneficiaries, heirs, executors, administrators or successors in interest.

(c) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(d) Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval before any payments of compensation are made to any Participant. If such approval is not obtained, the Plan shall be deemed null and void and no compensation shall be payable to Participants under the Plan.

(e) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Georgia, without reference to the principles of conflict of laws.

(f) Effective Date. The Plan shall be effective as of the first day of the Company’s 2016 fiscal year; subject to the shareholder approval requirement in Section 6.4(d) above. If shareholder approval is not obtained at the 2015 annual meeting of shareholders, the adoption of the Plan, as amended and restated, shall be null and void.

(g) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(h) Term of Plan. The Plan shall continue in effect until terminated by the Board; provided, however, that the Plan shall terminate automatically if it is not reapproved by the Company’s shareholders by the first annual meeting of shareholders that occurs in the fifth year following the year in which shareholders originally approve the Plan pursuant to Section 6.4(d) (the “Reapproval Date”). If such reapproval by shareholders is not obtained, then the Plan shall terminate following the close of the last Performance Period commencing immediately prior to the Reapproval Date.

110	2015 Proxy Statement

       RUBY TUESDAY, INC.
       ATTN: RAMONA SEALE
       150 W. CHURCH AVENUE
       MARYVILLE, TN 37801

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M96038-P68933	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RUBY TUESDAY, INC.

To Elect Three Class II Directors For a Term of
Three Years to the Board of Directors:

The Board of Directors recommends a vote FOR all
Director Nominees listed below.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	F. LANE CARDWELL, JR.	☐	☐	☐

	1b.	KEVIN T. CLAYTON	☐	☐	☐

	1c.	JEFFREY J. O'NEILL	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain

2.	TO APPROVE AN ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.	☐	☐	☐

3.	TO RATIFY THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 31, 2016.	☐	☐	☐

4.	TO APPROVE AN AMENDMENT AND RESTATEMENT TO THE RUBY TUESDAY, INC. STOCK INCENTIVE PLAN.	☐	☐	☐

5.	TO APPROVE THE RUBY TUESDAY, INC. 2015 EXECUTIVE INCENTIVE COMPENSATION PLAN.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

M96039-P68933

RUBY TUESDAY, INC.
Annual Meeting of Shareholders
October 7, 2015 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 28, 2015. The undersigned hereby appoints James J. (JJ) Buettgen and Jill Golder and either of them, with full power of substitution, as proxy or proxies to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. (the "Company"), common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, to be held at 11:00 AM, EDT on October 7, 2015 at the Ruby Tuesday, Inc., Restaurant Support Center, 150 West Church Avenue, Maryville, TN 37801, and any adjournment(s) thereof, as designated on the reverse side hereof and in their discretion as to other matters as described in the Proxy Statement and as to any other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned.

If you hold Ruby Tuesday stock in the Ruby Tuesday, Inc. Salary Deferral Plan (the "401 (K) Plan"), this proxy/voting instruction card is solicited by the Trustee, Wells Fargo Shareholder Services. You may vote these shares by phone and/or Internet as described on the reverse side. If you do not provide voting instructions with respect to the shares held in the 401 (K) Plan, those shares will not be voted.

This proxy/voting instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy is revocable at or anytime prior to the meeting.

Continued and to be marked, dated and signed on reverse side